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                           SCHEDULE 14A INFORMATION

              Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       SIMPSON MANUFACTURING CO., INC.
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             (Name of Registrant as Specified In Its Charter)


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  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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
                       SIMPSON MANUFACTURING CO., INC.

                         4637 Chabot Drive, Suite 200
                         Pleasanton, California 94588

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


To Our Shareholders:

     The annual meeting of shareholders of Simpson Manufacturing Co., Inc. (the "Company"), a California corporation, will be held at 3:00 p.m., Pacific Daylight Time, on May 20, 1999, at the Simpson Strong-Tie Company Inc. training facility located at 1470 Doolittle Drive, San Leandro, California, for the following purposes:


          1. To elect seven directors to the Company's Board of Directors, each to hold office until his or her successor is elected and qualifies or until his or her earlier resignation or removal.


          2. To consider and act upon a proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the current fiscal year.


          3. To consider and act upon a proposal for the Company to reincorporate under Delaware law with new charter provisions:

             A.  Reincorporation under Delaware Law.
             B.  Classified Board of Directors.
             C.  No Shareholder Action by Written Consent.


          4. To transact such other business as may properly come before the meeting.

     At the conclusion of the annual meeting of shareholders, a tour of the Company's San Leandro facility will be conducted for interested shareholders.

     Only shareholders of record as of March 22, 1999, are entitled to notice of and will be entitled to vote at this meeting or any adjournment thereof.


                                        BY ORDER OF THE BOARD OF DIRECTORS




                                        Stephen B. Lamson
                                        Secretary

Pleasanton, California
April 13, 1999


TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. YOUR PROXY CAN BE REVOKED BY YOU AT ANY TIME BEFORE IT IS VOTED.

                       SIMPSON MANUFACTURING CO., INC.

                         4637 Chabot Drive, Suite 200
                         Pleasanton, California 94588
                                April 13, 1999

                               PROXY STATEMENT

SOLICITATION AND VOTING OF PROXIES

     The accompanying proxy is solicited on behalf of the Board of Directors of Simpson Manufacturing Co., Inc., a California corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held at the Simpson Strong-Tie Company Inc. ("Simpson Strong-Tie" or "SST") training facility located at 1470 Doolittle Drive, San Leandro, California, on May 20, 1999, at 3:00 p.m., Pacific Daylight Time, or any adjournment (the "Meeting"). Only holders of record of the Company's Common Stock at the close of business on March 22, 1999, will be entitled to vote at the Meeting. At the close of business on that date, the Company had 11,584,567 shares of Common Stock outstanding and entitled to vote. A majority, or 5,792,284, of these shares, present in person or by proxy at the Meeting, will constitute a quorum for the transaction of business. This Proxy Statement and the Company's Annual Report to Shareholders for the year ended December 31, 1998, are being mailed to each shareholder on or about April 13, 1999.

Revocability of Proxy

     A shareholder who has given a proxy may revoke it at any time before it is exercised at the Meeting, by (1) delivering to the Secretary of the Company (by any means, including facsimile) a written notice stating that the proxy is revoked, (2) signing and so delivering a proxy bearing a later date or (3) attending the Meeting and voting in person (although attendance at the Meeting will not, by itself, revoke a proxy). If, however, a shareholder's shares are held of record by a broker, bank or other nominee and that shareholder wishes to vote at the Meeting, the shareholder must bring to the Meeting a letter from the broker, bank or other nominee confirming the shareholder's beneficial ownership of the shares to be voted.

EXPENSES OF PROXY SOLICITATION

     The expenses of this solicitation of proxies will be paid by the Company. Following the original mailing of this Proxy Statement and other soliciting materials, the Company or its agents may also solicit proxies by mail, telephone or facsimile or in person.

VOTING RIGHTS

     The holders of the Company's Common Stock are entitled to one vote per share on any matter submitted to a vote of the shareholders, except that, subject to certain conditions, shareholders may cumulate their votes in the election of directors, and each shareholder may give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such shareholder or may distribute such shareholder's votes on the same principle among as many candidates as such shareholder thinks fit. No shareholder will be entitled, however, to cumulate votes (that is, cast for any nominee a number of votes greater than the number of votes that the shareholder normally is entitled to cast) unless the nominees' names have been placed in nomination prior to the voting and the shareholder gives notice at the Meeting prior to the voting of the shareholder's intention to cumulate the shareholder's votes. If any one shareholder gives such notice, all shareholders may cumulate their votes for nominees. In the election of directors, the nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected. Votes against a nominee and votes withheld have no legal effect.

     The Board of Directors expects all nominees named below to be available for election. In case any nominee is not available, the proxy holders may vote for a substitute. The Company knows of no specific matter to be brought before the Meeting that is not identified in the notice of the Meeting or this Proxy Statement. If, however, proposals of shareholders that are not included in this Proxy Statement are presented at the Meeting, the proxies will be voted in the discretion of the proxy holders. Regulations of the Securities and Exchange Commission permit the proxies solicited by this Proxy Statement to confer discretionary authority with respect to matters of which the Company is not aware a reasonable time before the Meeting. Accordingly, the proxy holders may use their discretionary authority to vote with respect to any such matter pursuant to the proxies solicited hereby.

     Directors will be elected at the Meeting by a plurality of the votes cast at the Meeting by the holders of shares represented in person or by proxy. Approval of Proposal No. 2 and Proposal No. 3 will require the affirmative vote of a majority of the votes cast at the Meeting by the holders of shares represented in person or by proxy. Abstentions and broker nonvotes are counted as shares present for determination of a quorum but are not counted as affirmative or negative votes on any item to be voted upon and are not counted in determining the number of shares voted on any item.

                        SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of March 1, 1999, unless otherwise indicated, with respect to the beneficial ownership of the Company's Common Stock by (1) each shareholder known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock,
(2) each director nominee, (3) each person currently serving as an executive officer of the Company named in the Summary Compensation Table (see "Executive Compensation" below), and (4) all current executive officers and directors of the Company as a group.


        Name and, for Each 5%              Amount and Nature of      Percent
      Beneficial Owner, Address          Beneficial Ownership (1)    of Class
-------------------------------------    ------------------------    --------

Barclay Simpson (2)                                     3,708,047       32.0%
  4637 Chabot Drive, Suite 200
  Pleasanton, CA 94588

Royce & Associates, Inc. and
  Royce Management Company (3)                            795,900        6.9%
  1414 Avenue of the Americas
  New York, NY 10019

Thomas J Fitzmyers (4)                                    739,117        6.3%
    4637 Chabot Drive, Suite 200
    Pleasanton, CA 94588

Scudder Kemper Investments, Inc. (5)                      703,500        6.1%
  Two International Place
  Boston, MA 02110-4103

Stephen B. Lamson (6)                                     255,375        2.2%

Donald M. Townsend (7)                                    123,322        1.1%

Earl F. Cheit (8)                                           3,500           *

Sunne Wright McPeak (8)                                     3,500           *

Barry Lawson Williams (9)                                   1,500           *

Peter N. Louras, Jr.                                          500           *

All current executive officers
  and directors as a group (10)                         4,529,361       38.0%

-------------------------
* Less than 1%


(1) The information in this table is based upon information supplied by officers and directors, and, with respect to principal shareholders, statements on Schedule 13D or 13G filed with the Securities and Exchange Commission. Unless otherwise indicated below, the persons named in the table had sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2) Includes 875 shares subject to options granted under the 1994 Stock Option Plan that are exercisable within 60 days. Includes 152,500 shares owned by the Company's profit sharing trusts, of which Messrs. Simpson, Fitzmyers and Lamson are the trustees and share voting and dispositive power, as to which shares such trustees disclaim beneficial ownership except to the extent of their participation as beneficiaries of one of such trusts.

(3) Royce & Associates, Inc. ("RAI") and Royce Management Company ("RMC") beneficially owned an aggregate of 795,900 shares as of December 31, 1998, of which RAI had sole power to vote or direct the vote and to dispose or direct the disposition of 763,500 shares and RMC had sole power to vote or direct the vote and to dispose or direct the disposition of 32,400 shares. Charles M. Royce may be deemed to be a controlling person of RAI and RMC. Mr. Royce disclaimed beneficial ownership of the shares beneficially owned by RAI and RMC.

(4) Includes 214,985 shares subject to options granted under the 1994 Stock Option Plan that are exercisable within 60 days. Includes 152,500 shares owned by the Company's profit sharing trusts, of which Messrs. Simpson, Fitzmyers and Lamson are the trustees and share voting and dispositive power, as to which shares such trustees disclaim beneficial ownership except to the extent of their participation as beneficiaries of one of such trusts.

(5) Scudder Kemper Investments, Inc. ("Scudder") beneficially owned 703,500 shares as of December 31, 1998, and had investment power with respect to all 703,500 shares, sole power to vote or to direct the vote of 226,200 shares and shared power to vote or direct the vote of 323,400 shares.

(6) Includes 56,423 shares subject to options granted under the 1994 Stock Option Plan that are exercisable within 60 days. Includes 152,500 shares owned by the Company's profit sharing trusts, of which Messrs. Simpson, Fitzmyers and Lamson are the trustees and share voting and dispositive power, as to which shares such trustees disclaim beneficial ownership except to the extent of their participation as beneficiaries of one of such trusts.

(7) Includes 55,544 shares subject to options granted under the 1994 Stock Option Plan that are exercisable within 60 days.

(8) Includes 3,500 shares subject to options granted under the Company's 1995 Independent Director Stock Option Plan that are exercisable within 60 days.

(9) Includes 1,500 shares subject to options granted under the Company's 1995 Independent Director Stock Option Plan that are exercisable within 60 days.

(10) Includes 336,327 shares subject to options exercisable within 60 days, including the options described in the above notes, and 152,500 shares owned by the Company's profit sharing trusts as described in notes 2, 4 and 6 above.

                               PROPOSAL NO. 1
                            ELECTION OF DIRECTORS

Nominees

     The names of the Company's directors, all of whom will be nominated for re-election, and the name of the person nominated by the Board of Directors to fill a vacancy, and certain information about them, are set forth below. It is intended that shares represented by proxies in the accompanying form will be voted for the election of the nominees listed below. Although the Board of Directors does not know whether any nominations will be made at the Meeting other than those set forth below, if any such nomination is made, or if votes are cast for any candidates other than those nominated by the Board of Directors, the persons authorized to vote shares represented by executed proxies in the enclosed form (if authority to vote for the election of directors or for any particular nominees is not withheld) will have full discretion and authority to vote cumulatively and allocate votes among any or all of the nominees of the Board of Directors in such order as they may determine.



                                              Director
  Name                                  Age    Since                  Position
-------------------------------------  -----  --------  ------------------------------------

Barclay Simpson(1)(4)                     77      1956  Chairman of the Board and Director

Thomas J Fitzmyers                        58      1978  President, Chief Executive
                                                         Officer and Director

Stephen B. Lamson                         46      1989  Chief Financial Officer, Treasurer,
                                                         Secretary and Director

Earl F. Cheit(2)(4)                       72      1994  Director

Peter N. Louras, Jr.                      49         -  -

Sunne Wright McPeak(1)(3)(4)              50      1994  Director

Barry Lawson Williams(1)(2)(3)(4)         54      1994  Director



(1)  Member of the Compensation Committee
(2)  Member of the Audit Committee
(3)  Member of 1994 Stock Option Plan Committee
(4)  Member of the Growth Committee

The Board of Directors has not established a nominating committee.


PROPOSED REINCORPORATION; CLASSIFIED BOARD OF DIRECTORS

     The Company proposes to reincorporate under Delaware law with new charter provisions in Proposal No. 3 of this Proxy Statement. If the proposed reincorporation is approved by the shareholders, the Company would adopt a classified board of directors, pursuant to Delaware corporation law. If, at the annual meeting, the shareholders elect each of the seven nominees listed above and the shareholders approve of the proposed reincorporation, the seven nominees would serve on the Board of Directors of the Company, after the reincorporation under Delaware law with new charter provisions, as follows: Sunne Wright McPeak and Barclay Simpson would serve in Class I, for a term of one year; Stephen B. Lamson and Peter M. Louras, Jr. would serve in Class II, for a term of two years; and Earl F. Cheit, Thomas J Fitzmyers and Barry Lawson Williams would serve in Class III, for a term of three years. If the shareholders approve the proposed reincorporation and elect any person to serve as a director of the Company who is not listed above as a nominee, that director would serve in Class I, for a term of one year, and the Board of Directors would assign each other director to a class and term as similar as practicable to the class and term specified above. After such approval, beginning with the annual meeting in the year 2000, each director will serve a three-year term from his or her election or reelection. See "Proposal No. 3-Delaware Reincorporation with New Charter Provisions," page 7.

EXECUTIVE OFFICERS

     Barclay Simpson, Thomas J Fitzmyers and Stephen B. Lamson are the executive officers of the Company and are also directors and executive officers of subsidiaries of the Company. Donald M. Townsend, age 52, a director and the Chief Executive Officer of the Company's subsidiary, Simpson Dura-Vent Company, Inc. ("Simpson Dura-Vent" or "SDV"), is also regarded as an executive officer of the Company, because, by virtue of his role in management of SDV, he performs policy-making functions for the Company.

BIOGRAPHICAL INFORMATION

Barclay Simpson has been the Chairman of the Board of Directors and a director of the Company since 1956. Since 1982, Mr. Simpson and his wife have owned Barclay Simpson Fine Arts Gallery, a commercial art gallery in Lafayette, California. Mr. Simpson is also a member of the Boards of Directors of Civic Bancorp, Calender Robinson Insurance, the University Art Museum of the University of California at Berkeley, the California College of Arts and Crafts and other charitable and educational institutions.

Thomas J Fitzmyers has served as President and a director of the Company since 1978, as the President and a director of Simpson Strong-Tie since 1983 and as a director of Simpson Dura-Vent since 1982. He was appointed as the Company's Chief Executive Officer in 1994. Mr. Fitzmyers was employed by Union Bank from 1971 to 1978. He was a Regional Vice President when he left Union Bank to join the Company in 1978.

Stephen B. Lamson has served as the Company's, Simpson Strong-Tie's and Simpson Dura-Vent's Chief Financial Officer and Treasurer since 1989, as the Company's and SDV's Secretary since 1989, as SST's Secretary since 1992, as a director of the Company since 1990, as a director of SST since 1992 and as a director of SDV since 1989. From 1980 to 1989, Mr. Lamson was with Coopers & Lybrand. He was an audit manager when he left that firm to join the Company in 1989.

Earl F. Cheit has been a Senior Advisor to the Asia Foundation on Asia-Pacific Economic Affairs since 1984 and became Dean Emeritus of the Haas School of Business at the University of California, Berkeley, in 1992. He is currently a director of The Shaklee Corporation and CNF Transportation, Inc. and a Trustee of Mills College.

Peter N. Louras, Jr. joined The Clorox Company in 1980 and has been Group Vice President since May 1992. In this position, he serves on Clorox's Executive Committee with overall responsibility for the company's international business activities. In addition, he has responsibility for Clorox's business development function, which handles all acquisitions and divestitures. Before joining Clorox, Mr. Louras worked at Price Waterhouse in San Francisco and is a certified public accountant. Mr. Louras is a member of the American Institute of CPAs and the Pennsylvania Institute of CPAs.

Sunne Wright McPeak has served since 1996 as the President and Chief Executive Officer of the Bay Area Council, a business sponsored organization founded in 1945 that promotes economic activity and environmental quality in the San Francisco Bay Area. Prior to this position, she was the President and Chief Executive Officer of the Bay Area Economic Forum, a partnership of government, business, academic and foundation sectors of the nine San Francisco Bay Area counties. From 1979 through 1994, she served on the Board of Supervisors of Contra Costa County, including several terms as Chair. Her most recent term as Chair concluded in 1992. In addition, Ms. McPeak served as President of the California State Association of Counties and has been a member of the advisory boards of the Urban Land Institute and California State University, Hayward. She is currently a director of the California Foundation for the Environment and the Economy.

Barry Lawson Williams has been President of Williams Pacific Ventures Inc., a venture capital and real estate consulting firm, since 1987. From 1989 until its sale in 1992, he was also Chief Executive Officer and owner of C.N. Flagg Power Inc. He is a director of PG&E Corporation, CH2M HILL Companies, Ltd., The U.S.A. Group, Inc., Newhall Land and Farming Co. Inc., Northwestern Mutual Life Insurance Co., CompUSA, Inc. and R.H. Donnelly.

Donald M. Townsend (who is not a director nominee) has been employed by the Company since 1981 and has served as a director of Simpson Dura-Vent since 1984 and as its President and Chief Operating Officer since 1991. He was appointed as SDV's Chief Executive Officer in 1994. From 1984 to 1991, he was the Vice President and General Manager of SDV.

ATTENDANCE AT MEETINGS

     The Board of Directors held five meetings and its committees held a total of five meetings in 1998. Each director attended 100% of the meetings of the Board of Directors and the committees on which he or she served in 1998.

THE BOARD RECOMMENDS A VOTE "FOR" ELECTION OF EACH OF THE SEVEN NOMINEES FOR DIRECTOR.


                               PROPOSAL NO. 2
              RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected PricewaterhouseCoopers LLP as its principal independent auditors to audit the Company's financial statements for 1999, and the shareholders will be asked to ratify such selection. PricewaterhouseCoopers LLP has audited the Company's financial statements since prior to 1975. A representative from PricewaterhouseCoopers LLP will be present at the Meeting, will be given an opportunity to make a statement at the Meeting if he or she desires to do so, and will be available to respond to appropriate questions.

THE BOARD RECOMMENDS A VOTE "FOR" RATIFICATION OF SELECTION OF
PRICEWATERHOUSECOOPERS LLP.


                               PROPOSAL NO. 3
             DELAWARE REINCORPORATION WITH NEW CHARTER PROVISIONS

     The Board of Directors has unanimously approved a proposal to change the Company's state of incorporation from California to Delaware and adopt new charter provisions permitted under Delaware law. The Board of Directors believes that the Company and its shareholders would benefit from the greater flexibility of the corporate law of the State of Delaware, and the predictability afforded by the substantial body of case law interpreting that law. The Board of Directors believes the proposed reincorporation will also enhance its ability to negotiate effectively on behalf of the Company and its shareholders, should a third party ever seek a change in control of the Company. THE BOARD OF DIRECTORS URGES SHAREHOLDERS TO READ THIS SECTION OF THE PROXY STATEMENT AND THE RELATED ANNEXES CAREFULLY BEFORE VOTING ON THE PROPOSED REINCORPORATION.

     Throughout this section of the Proxy Statement, the term "Simpson California" refers to Simpson Manufacturing Co., Inc., the existing California corporation, the term "Simpson Delaware" refers to the new Delaware corporation of the same name, a wholly-owned subsidiary of Simpson California which would be the successor to Simpson California in the proposed reincorporation, and the term "Company" refers to Simpson California or Simpson Delaware, as appropriate in the context.

     The Company proposes to accomplish the reincorporation and adoption of new charter provisions by merging Simpson California into Simpson Delaware. On completion of this merger, Simpson California would cease to exist. Simpson Delaware would succeed to all of Simpson California's assets and liabilities and would operate the business of the Company from that time forward.

     Pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), each outstanding share of common stock of Simpson California would automatically convert into one share of common stock, par value $.01 per share, of Simpson Delaware. After the proposed reincorporation, each stock certificate representing issued and outstanding shares of Simpson California common stock would represent the same number of shares of common stock of Simpson Delaware. Shareholders would not need to exchange their existing stock certificates for stock certificates of Simpson Delaware. The common stock of the Company would continue to trade on the New York Stock Exchange, without interruption, under the symbol, "SSD". The name of the Company would not change as a result of the proposed reincorporation, nor would the reincorporation result in any change in the Company's business, assets or liabilities. The location of the Company's principal executive offices and all of its operations would remain the same. In addition, each outstanding option or right to acquire shares of common stock of Simpson California will be converted into an option or right to acquire an equal number of shares of common stock of Simpson Delaware, under the same terms and conditions as the original options or rights. Simpson Delaware will adopt and continue all of Simpson California's employee benefit plans, including the 1994 Employee Stock Bonus Plan, the 1994 Stock Option Plan, the 1995 Independent Director Stock Option Plan and the Employee Stock Purchase Plan.

     California law requires the affirmative vote of a majority of the outstanding shares of common stock for the approval of the proposed reincorporation and adoption of new charter provisions. Federal proxy rules require that shareholders also be permitted to vote on each of the principal elements of this proposal. Accordingly, the Board of Directors requests that shareholders vote "for" the proposal and also vote "for" each of the principal elements: (A) the Company's proposed reincorporation under Delaware law; (B) the proposed classification of the Company's Board of Directors; and (C) the proposed elimination of the ability of shareholders to take actions by written consent, without holding a shareholder meeting. If a majority of the outstanding shares of common stock approve each of the three principal elements of the proposal, and also approve the proposal itself as required by California law, the proposal will have been duly approved by the shareholders, and the Board of Directors anticipates that the proposal will be implemented as soon as practicable following the annual meeting of shareholders. If the shareholders do not approve the proposal and each of its three principal elements, then the proposal will not be implemented. The Merger Agreement allows the Company to abandon the implementation of the proposal, even after the shareholders have approved it, if the Board decides that implementation of the proposal will not serve the best interests of the shareholders. The Board of Directors may not amend the principal terms of the Merger Agreement without shareholder approval, but may otherwise amend the Merger Agreement, before it becomes effective.

     APPROVAL BY THE SHAREHOLDERS OF THE PROPOSAL AND EACH OF ITS PRINCIPAL ELEMENTS WILL CONSTITUTE APPROVAL OF THE MERGER AGREEMENT AND THE
CERTIFICATE OF INCORPORATION AND BYLAWS OF SIMPSON DELAWARE, COPIES OF WHICH ARE INCLUDED IN THIS PROXY STATEMENT AS ANNEXES A, B, AND C, AND THE ADOPTION AND ASSUMPTION BY SIMPSON DELAWARE OF THE EMPLOYEE BENEFIT PLANS OF SIMPSON CALIFORNIA.

     The discussion below is qualified in its entirety by reference to the Merger Agreement, the Articles of Incorporation and Bylaws of Simpson California, the Certificate of Incorporation and Bylaws of Simpson Delaware, the California General Corporation Law, and the Delaware General Corporation Law.

PRINCIPAL REASONS FOR THE PROPOSAL

     A. Reincorporation under Delaware Law.

     The Board of Directors believes that incorporation in a jurisdiction with better-established principles of corporate governance will enhance the ability of the Board of Directors and management of the Company to conduct the Company's business and affairs decisively. The Board of Directors believes that Delaware corporation law provides a more reliable foundation on which the officers and directors can base corporate governance decisions than does the California corporation law.

     Delaware has followed a policy of encouraging corporations to incorporate under its laws for many years and, in furtherance of that policy, has become a leader among the states in adopting, construing and implementing comprehensive, flexible corporation laws that are responsive to the legal and business needs of corporations. Many corporations have incorporated in Delaware or have eventually changed their corporate domicile to Delaware. The legislature and courts in Delaware have demonstrated the ability and willingness to act quickly and effectively to meet changing business needs. The Delaware courts have developed considerable expertise in dealing with corporate issues, and have developed a substantial body of case law construing Delaware corporation law and establishing public policies with respect to corporate legal affairs. The Delaware courts have developed legal principles applicable to corporate action and the standards of conduct expected of a board of directors. The combination of these factors provides Delaware corporations with a more predictable and flexible foundation for corporate decisionmaking than corporations organized under California law. The Board of Directors believes that such an advantage may be particularly beneficial in the event that the Board of Directors is required to respond to a potential change in corporate control.

     The Board of Directors believes the proposed reincorporation in Delaware would enhance the ability of the Board of Directors to negotiate effectively on behalf of the Company and its shareholders should a third party ever seek a change in control of the Company. The Board of Directors has not proposed the reincorporation in response to any identified takeover proposal or to prevent a change in control. A hostile takeover could harm the Company's shareholders, for example, by taking advantage of a temporarily depressed stock price, by foreclosing the possibility that the Board of Directors might negotiate a better deal, or by unfairly denying all the Company's shareholders the opportunity to take advantage of a premium paid for control of the Company. Differences between the corporation laws of California and Delaware allow the Company to add provisions to its charter that would protect stockholders against the dangers posed by a hostile takeover.

     In addition to the organic changes in the Company's charter discussed below, the Board of Directors has considered the possibility of adopting a shareholder rights plan as a further defense against potentially abusive takeover tactics, and may adopt one after the reincorporation is approved. A shareholder rights plan would provide for substantial dilution of the percentage of stock held by any person who acquires enough stock to exercise substantial control over the Company without previously obtaining the approval of the Board of Directors. When used responsibly by a board of directors, a stockholder rights plan can prevent abusive takeover tactics and protect the long-term interests of stockholders. The Board of Directors believes that the shareholders will benefit if a potential acquiror of the Company must negotiate directly with the Board of Directors, which can conduct negotiations with a full understanding of the Company's long-term business plan and the long-term value of the Company's assets. The Delaware courts have approved adoption of stockholder rights plans and the responsible use of a stockholder rights plan by a board of directors to protect the long-term interests of stockholders from dangers associated with a hostile takeover attempt. The validity of stockholder rights plans remains less certain under California law. The proposed reincorporation would therefore allow the Board to adopt a stockholder rights plan, should it elect to do so in the future, with confidence as to the validity of the measure in the Company's state of domicile.

     B. Classified Board of Directors.

     Delaware law permits a corporation to adopt a number of measures in its certificate of incorporation or bylaws which may reduce the corporation's vulnerability to unsolicited takeover attempts. One of these measures, which the Board of Directors has determined to be in the best interests of the Company, is a provision for a classified board of directors. Because directors on a classified board serve a term of more than one year, a classified board may make it more difficult for a hostile acquiror that has accumulated a large block of stock to assert control over the Company's affairs by replacing a number of directors with its own nominees. Simpson California does not have a classified board of directors. California law would permit the Company to adopt a classified board of directors, but only if the Company were to increase the authorized number of directors. A classified board with three classes is not permitted under California law without at least nine directors. Delaware law permits a corporation to adopt a classified board of directors without regard to the size of the board.

     The Bylaws of Simpson California provide for the election of all of the directors at each annual meeting of the shareholders. Each director serves a term of one year, ending at each annual meeting. In contrast, the Simpson Delaware Certificate of Incorporation and Bylaws provide for three classes of directors, designated Class I, Class II, and Class III. If, at the annual meeting, the shareholders of Simpson California elect each of the seven nominees listed in Proposal No. 1 of this Proxy Statement to serve as directors of Simpson California, and the shareholders approve of the proposed reincorporation, the seven nominees would serve on the Board of Directors of Simpson Delaware as follows: Sunne Wright McPeak and Barclay Simpson would serve in Class I, for a term of one year; Stephen B. Lamson and Peter M. Louras, Jr. would serve in Class II, for a term of two years; and Earl F. Cheit, Thomas J Fitzmyers and Barry Lawson Williams would serve in Class III, for a term of three years. If the shareholders of Simpson California elect any person to serve as a director of Simpson California who is not listed as a nominee in Proposal No. 1 of this Proxy Statement, that director would serve in Class I, for a term of one year, on the Board of Directors of Simpson Delaware, and the Board of Directors would assign each other director to a class and term as similar as practicable to the class and term specified above. Beginning with the directors elected at the annual meeting in 2000, each director of Simpson Delaware would serve a term of three years. At each annual meeting of Simpson Delaware, the stockholders would elect directors to one class.

     In a corporation with three classes of directors, such as Simpson Delaware, unless directors are removed, at least two annual meetings of shareholders are required before holders of a majority of the shares may assert control over the board of directors, because only a portion of the directors are elected at each annual meeting, and directors may not be removed, except for cause. A classified board of directors may deter hostile takeover attempts, because a hostile acquiror would experience delay in replacing a majority of the directors. On the other hand, a classified board of directors makes it more difficult for all shareholders to effect a change in control of the board of directors, even if such a change in control is sought due to dissatisfaction with the performance of the incumbent directors. See "Differences between the Corporation Laws of California and Delaware-Classified Board of Directors," below.

     C. No Shareholder Action by Written Consent.

     Delaware law also permits a corporation to protect itself against certain stockholder initiatives being used in a disruptive way in connection with unsolicited takeover attempts. A Delaware corporation may deny stockholders the right to take action by written consent and not permit them to call a special stockholders' meeting. California law permits a corporation to deny shareholders the right to act by written consent, but shareholders owning ten percent or more of the shares are always entitled to call a special meeting of the shareholders, and a simple majority of the shares, without action by the board of directors, can cause the corporation to dissolve and wind up its business. As permitted by Delaware law, the Certificate of Incorporation of Simpson Delaware specifically denies stockholders the power to act by written consent, and does not enable them to call a special stockholders' meeting. The Board of Directors believes that these measures will enhance its ability to negotiate effectively in the event of a hostile takeover attempt. Without the ability to act by written consent, a holder or group of holders controlling a majority of Simpson Delaware's outstanding shares cannot amend the Bylaws or change directors pursuant to a written consent. Stockholders must wait to act until all of the stockholders have had an opportunity to vote on the measure at an annual stockholders' meeting.

DIFFERENCES BETWEEN THE CORPORATION LAWS OF CALIFORNIA AND DELAWARE

     Classified Board of Directors. California law generally requires that directors be elected annually but permits a classified board of directors if
(a) the corporation is listed on a national stock exchange or (b) the corporation's shares are quoted on the Nasdaq National Market and are held by at least 800 shareholders. Under California law, with the approval of its shareholders, a listed corporation may divide its board of directors into two or three classes by adopting amendments to its articles of incorporation or bylaws. California law requires that a corporation that adopts a classified board of directors must have at least six directors authorized if it divides its board of directors into two classes, and must have at least nine directors authorized if it divides its board of directors into three classes. Delaware law permits a corporation to have a classified board of directors, but unlike California law, does not prescribe a minimum number of directors.

     Removal of Directors. Under California law, shareholders may remove a director, with or without cause, by the affirmative vote of a majority of the outstanding shares, unless the corporation has a classified board of directors. If the corporation has a classified board of directors, shareholders cannot remove a director if other shareholders cast votes against the removal in a number sufficient to elect the director under cumulative voting. Under Delaware law, stockholders can remove a director on a classified board only for cause, unless the certificate of incorporation provides otherwise. Simpson Delaware's Certificate of Incorporation provides that stockholders may remove directors only for cause.

     Indemnification and Limitation of Personal Monetary Liability of Directors. The Certificate of Incorporation of Simpson Delaware eliminates the liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permissible under Delaware law, as it exists currently and as it may be amended in the future. Similarly, the Articles of Incorporation of Simpson California eliminate the liability of directors to the corporation to the fullest extent permissible under California law. The provision eliminating monetary liability of directors in the Simpson Delaware Certificate of Incorporation is potentially more expansive than the corresponding provision in the Simpson California Articles of Incorporation, because it incorporates future amendments to Delaware law with respect to the elimination of such liability. However, no such future amendments are contemplated, and the Board of Directors does not consider the difference to be material. California and Delaware have similar laws allowing a corporation to indemnify its officers, directors, employees and other agents. With certain exceptions, the laws of both states also permit a corporation to adopt charter provisions eliminating the liability of a director to the corporation or its shareholders for monetary damages for breach of the director's fiduciary duty. This section describes the differences between the laws of the two states with regard to indemnification and limitation of director liability.

     Under Delaware law, a corporation may not eliminate or limit director monetary liability for: (a) breaches of the director's duty of loyalty to the corporation or its stockholders; (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (c) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (d) transactions in which the director receives an improper personal benefit. Delaware law also prohibits a corporation from limiting a director's liability for violations of federal or state securities laws, and does not allow the corporation to affect the availability of non-monetary remedies, such as injunctive relief or rescission, in actions against its directors. California law prohibits the elimination of monetary liability where such liability is based on: (a) intentional misconduct or knowing and culpable violation of law; (b) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director; (c) receipt of an improper personal benefit; (d) acts or omissions that show reckless disregard for the director's duty to the corporation or its shareholders, where the director, in the ordinary course of performing a director's duties, should be aware of a risk of serious injury to the corporation or its shareholders; (e) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation and its shareholders; (f) transactions between the corporation and a director who has a material financial interest in such transaction; and (g) liability for improper distributions, loans or guarantees.

     California law requires indemnification when an individual director successfully defends an action on the merits, while Delaware law requires indemnification whether the defense is successful or, under circumstances described below, unsuccessful, on the merits or otherwise. Delaware law generally permits indemnification of expenses, including attorneys' fees, which a director actually and reasonably incurs in the defense or settlement of a derivative or third-party action, if a majority of a disinterested quorum of the directors, independent legal counsel or a majority of a quorum of the stockholders determines that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in best interests of the corporation. Without court approval, however, a corporation may not indemnify a director in a derivative action in which the director is adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. Delaware law requires indemnification of expenses when the indemnified individual has successfully defended any action, claim, issue or matter therein, on the merits or otherwise. Under

Delaware law and California law, a corporation may advance expenses that the officer or director will incur in defending an action, if the officer or director undertakes to reimburse the corporation if he or she is ultimately not entitled to indemnification. In addition, the laws of both states authorize a corporation to purchase insurance for the benefit of its officers, directors, employees and agents, whether or not the corporation would have the power to indemnify against the liability covered by the policy. California law also permits a California corporation to provide rights to indemnification beyond those provided by law. Accordingly, Simpson California's Articles of Incorporation permit indemnification beyond that expressly mandated by California law, in addition to limiting director monetary liability to the extent permitted by California law. Delaware law also permits a Delaware corporation to provide indemnification in excess of that provided by statute. In contrast to California law, however, Delaware law does not require provisions in the certificate of incorporation authorizing additional indemnification, and does not contain express prohibitions on indemnification in certain circumstances. The Delaware courts may limit indemnification, based on principles of public policy.

     Shareholder Derivative Suits. California law provides that a shareholder bringing a derivative action on behalf of a corporation need not have held shares at the time of the transaction in question, if the shareholder meets certain requirements. Under Delaware law, on the other hand, a stockholder may bring a derivative action on behalf of the corporation only if the stockholder was a stockholder of the corporation at the time of the transaction in question or if he or she later received the stock by operation of law. California law also provides that the corporation or the defendant in a derivative suit may make a motion to the court for an order requiring the plaintiff shareholder to furnish a security bond. Delaware does not have a similar bonding requirement.

     Dividends and Repurchases of Shares. Under California law, any dividends or other distributions to shareholders, such as redemptions, are limited to the greater of (a) retained earnings or (b) an amount that would leave the corporation with assets (excluding certain intangible assets) equal to at least 125% of its liabilities (excluding certain deferred items) and current assets equal to at least 100% (or, in certain circumstances, 125%) of its current liabilities. Delaware law allows the payment of dividends and redemption of stock out of surplus (including paid-in and earned surplus) or out of net profits for the current and immediately preceding fiscal years.

     Inspection of Shareholder Lists. Both California and Delaware law allow any shareholder to inspect the shareholder list for a purpose reasonably related to such person's interest as a shareholder. California law provides, in addition, for an absolute right to inspect and copy the corporation's shareholder list by persons holding an aggregate of five percent or more of the corporation's voting shares, or shareholders holding an aggregate of one percent or more of such shares who are contesting an election of directors. Delaware law also provides to stockholders the right to inspect a list of stockholders entitled to vote at a meeting, within a ten-day period preceding the meeting, for any purpose germane to the meeting. Delaware law contains no provisions comparable to the absolute right of inspection provided to certain shareholders by California law.

     Stockholder Approval of Certain Business Combinations. Section 203 of the Delaware General Corporation Law prohibits a Delaware corporation from engaging in a business combination with an interested stockholder for three years after the person or entity becomes an interested stockholder. With certain exceptions, an interested stockholder is a person or entity that owns, individually or with or through certain other persons or entities, fifteen percent or more of the corporation's outstanding voting stock, including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or on the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only. The three-year moratorium imposed on business combinations by section 203 does not apply if (a) the board of directors of the subject corporation approves either the business combination or the transaction that resulted in the person or entity becoming an interested stockholder before the stockholder becomes an interested stockholder; (b) on consummation of the transaction that makes him or her an interested stockholder, the interested stockholder owns at least eighty-five percent of the corporation's voting stock outstanding at the time the transaction commenced, excluding from the eighty-five percent calculation shares owned by directors who are also officers of the subject corporation and shares held by employee stock plans that do not give employee participants the right to decide confidentially whether to accept a tender or exchange offer; or (c) on or after the date the person or entity becomes an interested stockholder, the board of directors approves the business combination and the business combination is also approved at a stockholder meeting by two-thirds of the outstanding voting stock not owned by the interested stockholder. Although a Delaware corporation to which section 203 applies may elect not to be governed by section 203, the Board of Directors intends that the provisions of section 203 will apply to Simpson Delaware. The Board of Directors also believes that most Delaware corporations have availed themselves of this statute and have not opted out of section 203. The Board of Directors believes that section 203 will encourage any potential acquiror to negotiate with the Board of Directors. Section 203 might also limit the ability of a potential acquiror to make a two-tiered bid for Simpson Delaware that does not treat all stockholders equally. The application of section 203 to Simpson Delaware will confer on the Board of Directors the power to reject a proposed business combination in certain circumstances, even though a potential acquiror may be offering a substantial premium over the market price for Simpson Delaware's shares. Section 203 would also discourage certain potential acquirors unwilling to comply with its provisions.

     California law requires that holders of common stock receive common stock in a merger of the corporation with (a) the holder of more than 50% but less than 90% of the target's common stock or (b) its affiliate, unless all of the target company's shareholders consent to the transaction. This provision of California law may render a "cash-out" merger by a majority shareholder more difficult to accomplish. Although Delaware law does not parallel California law in this respect, under some circumstances section 203 provides similar protection to stockholders against coercive two-tiered bids for a corporation in which the stockholders are not treated equally.

     Appraisal Rights. Under both California and Delaware laws, a shareholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which the shareholder may receive in cash the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction. The limitations on the availability of appraisal rights under California law differ from those under Delaware law. Under Delaware law, fair market value is determined exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, and such appraisal rights are not available: (a) with respect to the sale, lease or exchange of all or substantially all of the assets of a corporation; (b) with respect to a merger or consolidation by a corporation the shares of which are either listed on a national securities exchange or are held of record by more than 2,000 holders if such stockholders receive only shares of the surviving corporation or shares of any other corporation that are either listed on a national securities exchange or held of record by more than 2,000 holders, plus cash in lieu of fractional shares of such corporations; or (c) to stockholders of a corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger under Delaware law. In contrast, shareholders of a California corporation whose shares are listed on a national securities exchange generally have appraisal rights if the holders of at least five percent of the class of outstanding shares claim the right, or the corporation or any law restricts the transfer of such shares. Appraisal rights are unavailable if the shareholders of a California corporation or the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization equity securities constituting more than five-sixths of the voting power of the surviving or acquiring corporation or its parent entity. Unlike Delaware law, California law generally affords appraisal rights in sale of assets reorganizations.

     Class Vote for Certain Reorganizations. With certain exceptions, California law requires a majority vote of each class of shares outstanding to approve mergers, reorganizations, certain sales of assets and similar transactions. Delaware law generally does not require class voting for such transactions, except in certain situations involving an amendment of the certificate of incorporation that adversely affects a specific class of shares.

     Supermajority Charter Provisions. California law provides that any provision in a corporation's articles of incorporation requiring approval by a proportion of the outstanding shares larger than a majority will expire in two years. The specified supermajority of shareholders must therefore re-approve supermajority requirements every two years. Delaware law contains no such provision for the expiration of supermajority requirements.

     Dissolution. Under California law, shareholders holding 50% or more of the total voting power may authorize a corporation's dissolution, with or without the approval of the corporation's board of directors. California corporations may not modify this right in their articles of incorporation. Under Delaware law, unless the board of directors approves the proposal to dissolve, all of the stockholders entitled to vote on the dissolution must unanimously approve the dissolution. If the board of directors initially approves the dissolution, a simple majority of the outstanding shares of the corporation's stock entitled to vote may vote to dissolve the corporation. In the event of such a board-initiated dissolution, Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement. Simpson Delaware's Certificate of Incorporation contains no such supermajority voting requirement.

     Application of the General Corporation Law of California after the Proposed Reincorporation. Section 2115 of the California General Corporation Law subjects certain corporations organized under other states' laws, but which have specified significant contacts with California, to a number of provisions of the California General Corporation Law. California law provides an exemption from section 2115 for corporations whose shares are listed on a national securities exchange, such as the New York Stock Exchange. Because the common stock of Simpson Delaware would be listed on the New York Stock Exchange following the proposed reincorporation, the Board of Directors expects that section 2115 will not apply to Simpson Delaware.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PROPOSED REINCORPORATION

     The reincorporation pursuant to the Merger Agreement is intended to be a tax-free reorganization under section 368(a) of the Internal Revenue Code of 1986, as amended. Assuming the reincorporation qualifies as a reorganization, neither Simpson California nor Simpson Delaware nor their stockholders would recognize gain or loss as a result of the proposed reincorporation. Stockholders would have the same basis in their capital stock of Simpson Delaware as they have in their Simpson California stock. Each stockholder's holding period with respect to Simpson Delaware's capital stock would include the period during which such holder held the corresponding Simpson California capital stock, if the shareholder held the Simpson California stock as a capital asset at the time of consummation of the reincorporation. Neither Simpson California nor Simpson Delaware has obtained or intends to request a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the reincorporation. The foregoing is only a summary of certain federal income tax consequences. Shareholders should consult their own tax advisers regarding the specific tax consequences to them of the merger, including the applicability of the laws of any state or other jurisdiction.

THE BOARD RECOMMENDS A VOTE "FOR" THE PROPOSAL TO REINCORPORATE UNDER DELAWARE LAW WITH THE NEW CHARTER PROVISIONS. THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" EACH OF THE PRINCIPAL ELEMENTS OF THIS PROPOSAL.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The table below provides information relating to compensation for the years ended December 31, 1998, 1997 and 1996, for the Chief Executive Officer and the other three most highly compensated executive officers of the Company and the Chief Executive Officer of SDV (determined as of the end of 1998) (collectively, the "Named Executive Officers"). The amounts shown include compensation for services in all capacities that were provided to the Company and its subsidiaries.



                                        SUMMARY COMPENSATION TABLE

                                                                  Long-Term Compensation
                                                              -------------------------------
                                    Annual Compensation               Awards(1)        Payouts
                              -------------------------------  ----------------------  -------
                                                      Other                Securities
                                                     Annual    Restricted  Underlying   LTIP     All Other
       Name and                                      Compen-     Stock      Options/    Pay-      Compen-
  Principal Position    Year  Salary($)  Bonus($)   sation($)  Awards($)   SARs(#)(1)  outs($)  sation($)(2)
----------------------  ----  ---------  ---------  ---------  ----------  ----------  -------  ------------

Thomas J Fitzmyers,     1998    257,544  1,057,071          -           -       4,500        -        24,000
 President and Chief    1997    248,832    871,575          -           -       4,500        -        24,000
 Executive Officer of   1996    230,818    664,180     12,782           -       4,500        -        22,500
 the Company

Barclay Simpson,        1998    150,000    592,119          -           -         500        -        22,500
 Chairman of the Board  1997    150,000    480,650          -           -         500        -        22,500
 of the Company         1996    150,000    334,502          -           -         500        -        22,500

Stephen B. Lamson,      1998    113,532    626,339          -           -       2,500        -        17,030
 Chief Financial        1997    109,692    516,428          -           -       2,500        -        16,454
 Officer and Secretary  1996    105,984    393,541      2,568           -       2,500        -        16,283
 of the Company

Donald M. Townsend,     1998    172,128    328,463     12,642           -           -        -        24,000
 President and Chief    1997    166,308    422,168      4,836           -       2,500        -        24,000
 Executive Officer      1996    160,680    198,940     12,462           -       7,500        -        22,500
 of SDV



(1) Shares subject to outstanding stock options, which have exercise prices of $23.00 to $41.18 per share.

(2) Represents contributions to the Company's profit sharing plan trusts for the accounts of the Named Executive Officers.

Employee Stock Options

The tables below provide information regarding options to purchase shares of Common Stock granted and to be granted to the Named Executive Officers for the year ended December 31, 1998, under the Company's 1994 Stock Option Plan.



                                   OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                 Potential
                                                                             Realizable Value at
                       Number of     % of Total                            Assumed Annual Rates of
                       Securities   Options/SARs   Exercise               Stock Price Appreciation
                       Underlying    Granted to     or Base    Expir-         for Option Term
                      Options/SARs  Employees in   Price ($/    ation    --------------------------
        Name           Granted(#)    Fiscal Year   share)(1)   Date(2)    0%($)    5%($)    10%($)
--------------------  ------------  -------------  ---------  ---------  -------  -------  --------

Thomas J Fitzmyers           4,500           3.8%      37.44     1/1/06        -   68,584   159,829

Barclay Simpson                500           0.4%      41.18     1/1/04        -    5,689    12,571

Stephen B. Lamson            2,500           2.1%      37.44     1/1/06        -   38,102    88,794



(1) The exercise price of each of these options is based on the market price of the Company's Common Stock on December 31, 1998.

(2) The date of grant is to be determined by the Committee. Each option has a term of seven years from the date of grant except for Barclay Simpson's, which has a term of five years from the date of grant.



                    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                              DECEMBER 31, 1997, OPTION/SAR VALUES

                                                          Number of
                                                          Securities                Value of
                                                          Underlying               Unexercised
                                                          Unexercised             In-the-Money
                                                         Options/SARs             Options/SARs
                          Shares                        at December 31,          at December 31,
                       Acquired on       Value       1997,(#) Exercisable/    1997,($) Exercisable/
        Name           Exercise(#)    Realized($)       Unexercisable            Unexercisable
--------------------  -------------  -------------  -----------------------  -----------------------

Thomas J Fitzmyers                -              -           213,860/11,250         5,500,798/76,992
Stephen B. Lamson                 -              -             55,798/6,250         1,669,187/42,773
Donald M. Townsend                -              -             53,669/7,500        1,403,417/112,852
Barclay Simpson                   -              -                750/1,250             12,943/6,602



COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Boards of Directors of the Company comprises Barclay Simpson, the Chairman of the Board of the Company, and Sunne Wright McPeak and Barry Lawson Williams, both independent directors of the Company. Ms. McPeak and Mr. Williams have no relationships with the Company or any of its subsidiaries other than as members of the Company's Board of Directors and certain committees of the Company's Board of Directors. Certain transactions to which Mr. Simpson, his affiliates and members of his family have been parties are described below.

Real Estate Transactions

     The Company, directly and through its subsidiaries, leases certain of its facilities from general partnerships (the "Partnerships") wholly or partly comprising current or former directors, officers, employees and shareholders of the Company and its subsidiaries. The Partnerships, their partners, the percentage interests of such partners in the Partnerships and the properties that the Partnerships lease, or previously leased and sold, to the Company or a subsidiary, are as follows:


     Partnership               Partners (percentage interests)          Property Location
---------------------  -----------------------------------------------  -----------------

Simpson Investment     Barclay Simpson (77%), John B. Simpson (5%),     San Leandro,
 Company ("SIC")        Anne Simpson Gattis (5%), Jean D. Simpson        California
                        (5%), Jeffrey P. Gainsborough (2%), Julie
                        Marie Simpson (2%), Elizabeth Simpson Murray
                        (2%) and Amy Simpson (2%)

Doolittle Investors    Everett H. Johnston Family Trust (23.13%),       San Leandro,
                        Barclay and Sharon Simpson (25.51%), Thomas J    California
                        Fitzmyers (5.24%), Judy F. Oliphant, Successor
                        Trustee of the Oliphant Family Revocable
                        Trust Agreement Dated January 27, 1993
                        (Survivors Trust) ("Oliphant Trust") (20.61%),
                        and SIC (25.51%)

Columbus-Westbelt      Everett H. Johnston Family Trust (5.54%),        Columbus, Ohio
 Investment Co.         Thomas J Fitzmyers (1.10%), Oliphant Trust
                        (5.54%), Barclay and Sharon Simpson (13.31%),
                        Richard C. Perkins Trust (5.48%), Stephen
                        B. Lamson (3.32%), Tyrell T. Gilb Trust
                        (5.54%), Doyle E. Norman (5.54%), Stephen P.
                        Eberhard (5.05%), Robert J. Phelan (5.54%),
                        Jeffrey P. Gainsborough (11.01%), Julie Marie
                        Simpson (11.01%), Elizabeth Simpson Murray
                        (11.01%) and Amy Simpson (11.01%)

Vacaville Investors    Everett H. Johnston Family Trust (49.90%),       Vacaville,
                        Thomas J Fitzmyers (1.13%), Oliphant Trust       California
                        (12.47%), Barclay and Sharon Simpson (4.57%),
                        SIC (27.50%), Richard C. Perkins Trust (4.43%)

Vicksburg Investors    Everett H. Johnston Family Trust (41.17%),       Vicksburg,
                        Thomas J Fitzmyers (6.02%), Oliphant Trust       Mississippi
                        (12.61%), Barclay and Sharon Simpson (33.92%)
                        and Richard C. Perkins Trust (6.28%)


     Barclay Simpson is the managing partner of SIC, a general partnership of Mr. Simpson and his seven children. Everett H. Johnston, formerly a director and executive officer of the Company (now retired), is the managing partner of each Partnership other than SIC. Richard C. Perkins, Stephen P. Eberhard and Robert J. Phelan are officers of SST and Doyle E. Norman and Tyrell T. Gilb (both now retired) are consultants to the Company. Sharon Simpson is Barclay Simpson's wife; and John B. Simpson, Anne Simpson Gattis, Jean D. Simpson, Jeffrey P. Gainsborough, Julie Marie Simpson, Elizabeth Simpson Murray and Amy Simpson are his children.

     Aggregate lease payments by the Company and its subsidiaries to the Partnerships in 1998, 1997 and 1996 were, and the terms of the leases will expire, as follows:


                                             Lease Payments              Lease
                                   ----------------------------------  Expiration
           Partnership                1997        1996        1995        Date
---------------------------------  ----------  ----------  ----------  ----------

SIC                                $  185,100  $  185,100  $  185,100    12/31/01
Doolittle Investors                   239,400     239,400     231,096    12/31/01
Columbus Westbelt Investment Co.      581,064     581,064     581,064     9/30/05
Vacaville Investors                   437,640     437,640     437,640    11/30/07
Vicksburg Investors                   353,411     334,279     329,017    11/30/03


     The leases with the Partnerships are expected to continue until the expiration of the respective terms of the leases, and they may hereafter be renewed. The Company's future rent obligations under the continuing leases are expected to be consistent with the rents paid in 1998, subject to adjustments as provided in certain of the leases.

     If and when any lease is proposed to be amended or renewed or any property subject to any lease is proposed to be purchased by the Company, the Company will enter into such transaction only with the approval of a majority of the directors of the Company who are not employees or officers of the Company and who are not partners of any of the Partnerships and only after such directors satisfy themselves that such transaction will be fair, just and reasonable as to the Company, beneficial to the Company and on terms reasonably consistent with the terms available from unrelated parties in similar transactions negotiated at arm's length.

     The Company does not intend in the future to lease from any of the Partnerships or any other entities controlled by any of its directors, officers or employees any facilities that are not on or adjacent to the property subject to the existing leases.

Cash Profit Sharing Bonus Plan

     The Company maintains a cash profit sharing bonus plan for the benefit of employees of the Company and its subsidiaries. The Company may change, amend or terminate its bonus plan at any time. Under the bonus plan as currently in effect, the Compensation Committee of the Board of Directors determines a "qualifying level" for the coming fiscal year for the Company, SDV and each branch of SST. The qualifying level is equal to the value of the net operating assets (as defined) of the Company, SDV or the respective branch of SST, multiplied by a rate of return on those assets. If profits exceed the qualifying level in any fiscal quarter, a portion of such excess profits is distributed to the eligible employees as cash bonuses. The percentage of excess profits distributed and the rates used to calculate the amounts to be distributed to the Named Executive Officers are determined by the Compensation Committee of the Board of Directors, while the percentage of excess profits distributed and the rates used to calculate the amounts to be distributed to all other participants are determined by the executive officers. The failure to earn a cash bonus in any given quarter does not affect the ability to earn a cash bonus in any other quarter. Amounts paid under these programs aggregated $14.6 million, $12.5 million and $9.3 million in 1998, 1997 and 1996, respectively, the amounts of which paid to Named Executive Officers in 1998, 1997 and 1996 are shown in the Summary Compensation Table above.

1994 Stock Option Plan

     By affording selected employees and directors of and consultants to the Company and its subsidiaries the opportunity to buy shares of Common Stock of the Company, the 1994 Stock Option Plan (the "Option Plan") is intended to enhance the ability of the Company and its subsidiaries to retain the services of persons who are now employees, directors or consultants, to secure and retain the services of new employees, directors and consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its subsidiaries. The Option Plan was adopted by the Company's Board of Directors and approved by the Company's shareholders prior to the Company's initial public offering in 1994. It was amended in 1997 with shareholder approval. No more than 1,500,000 shares of Common Stock may be sold pursuant to all options granted under the Option Plan. Common Stock sold on exercise of options granted under the Option Plan may be previously unissued shares or reacquired shares, bought on the market or otherwise. Options to purchase 120,750 and 117,750 shares of Common Stock were granted pursuant to commitments made related to the preceding fiscal years under the Option Plan in 1998 and 1997, respectively, and options to purchase 117,250 shares of Common Stock were committed to be granted in 1998. Options committed to be granted under the Option Plan to Named Executive Officers in 1998 and 1997 are shown in the Summary Compensation Table above.

Profit Sharing Plans

     The Company's subsidiaries maintain defined contribution profit sharing plans for their U.S. based salaried employees (the "Salaried Plan") and for U.S. based nonunion hourly employees (the "Hourly Plan"). An employee is eligible for participation in a given year if he or she is an employee on the first and last days of that calendar year and completes at least 1,000 hours or service during that calendar year for the Salaried Plan or 750 hours of service during that calendar year for the Hourly Plan. As of December 31, 1998, there were 315 employees participating in the Salaried Plan and 434 employees participating in the Hourly Plan. Under the Salaried Plan and the Hourly Plan, the Board of Directors may authorize contributions to the plan trusts in their exclusive discretion. Contributions to the plan trusts by the Company's subsidiaries are limited to the amount deductible for federal income tax purposes under section 404(a) of the Internal Revenue Code. Barclay Simpson, Thomas J Fitzmyers and Stephen B. Lamson, who are Named Executive Officers of the Company, are the trustees of the plan trusts and are also participants in the Salaried Plan. The amounts contributed by the Company for their accounts in 1998, 1997 and 1996 are shown in the Summary Compensation Table above. Certain of the Company's foreign subsidiaries maintain similar plans for their employees.

Compensation of Directors

     The Company's directors who do not receive compensation as officers or employees of the Company are each paid an annual retainer of $10,000 and a fee of $1,000 for attending in person each meeting of the Board of Directors and for attending in person each meeting of any committee held on a day when the Board of Directors does not meet. Each outside director is also paid $500 for each committee meeting he or she attends in person on the same day as a Board of Directors meeting and for Board of Directors meetings attended by telephone conference. Directors are also reimbursed for expenses incurred in connection with their attendance at Board of Directors and committee meetings.

1995 Independent Director Stock Option Plan

     The Simpson Manufacturing Co., Inc. 1995 Independent Director Stock Option Plan (the "Independent Director Plan") was adopted by the Board of Directors and approved by the shareholders in 1995 and was amended by the Board of Directors in 1997. The purpose of the Independent Director Plan is to give independent directors of the Company an opportunity to buy shares of Common Stock of the Company, to encourage independent directors in their efforts on behalf of the Company and to secure their continued service to the Company. Options to purchase 1,500 shares of Common Stock were committed to be granted under the Independent Director Plan in 1998.

REPORT OF THE COMPENSATION COMMITTEE, 1994 STOCK OPTION PLAN COMMITTEE AND BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Compensation Committee and the 1994 Stock Option Plan Committee of the Board of Directors are responsible for the development and review of the Company's compensation policy for all the salaried employees. The overall philosophy of the Company's compensation program is to provide a high degree of incentive to employees by creating programs that reward achievement of specific profit goals. The Company believes that these incentive programs based on profit targets are best suited to align the interests of employees and shareholders. In addition, the Company does not have any special plans for the Chief Executive Officer or other executive officers of the Company. The absence of special plans for the executive officers is intended to create a sense of unity and cooperation among the Company's employees. The four elements of the Company's compensation plan for most salaried employees and all officers are base salary, a profit sharing retirement plan, a cash profit sharing bonus plan and the Option Plan.

     The Compensation Committee has not performed any recent salary surveys, but based on surveys in prior years and recent raises, it believes the base salaries for the Chief Executive Officer and other executive officers are about average as compared to similar companies. Raises for the officers in 1998 were 3.5% for each of Thomas J Fitzmyers, President and Chief Executive Officer, Stephen B. Lamson, Chief Financial Officer and Secretary, and Donald M. Townsend, President and Chief Executive Officer of SDV. Barclay Simpson, Chairman, did not receive an increase in salary in 1998.

     All U.S. based salaried employees, including the Chief Executive Officer and other executive officers, participate in the profit sharing plan in proportion to their salary. For 1998, 15% of all U.S. based salaried employees' base pay will be contributed to the profit sharing plan subject to the limitations of applicable law. In 1998, Thomas J Fitzmyers, President and Chief Executive Officer, and Donald M. Townsend, President and Chief Executive Officer of SDV, were subject to a contribution limit under applicable law; the Company's contribution to the profit sharing plan for their accounts is $24,000 each.

     All salaried employees except those on commission programs, participate in the Company's quarterly cash profit sharing bonus plan. Annually, the Compensation Committee establishes an acceptable range of participation in the profits in excess of the qualifying level to be distributed as cash bonuses for each profit center. The Compensation Committee also approves the specific percentages to be distributed to the Chief Executive Officer and other executive officers. The executive officers determine the specific percentages for distributions to all other participating employees. Historically, the percentage of profits in excess of the qualifying level distributed under these plans has not changed substantially from year to year. Employees with higher levels of responsibility typically receive higher proportions of the cash profit sharing for their profit center. Barclay Simpson's participation rate decreased in 1995, Thomas J Fitzmyers' and Stephen B. Lamson's participation rates decreased slightly in 1996 and were decreased by approximately 10% in 1997 and Donald M. Townsend's participation rate has not changed for over ten years. In 1998, the Chief Executive Officer received 410% of his base salary in cash profit sharing bonuses. Because the cash profit sharing bonus plan is based upon a return on net operating assets, and not subjectively determined, the Compensation Committee believes the plan provides substantial incentive to all participating employees, not only the Company's officers.

     The 1994 Stock Option Plan Committee believes an option plan is most effective if options are granted to all participants on an objective rather than subjective basis. Therefore, under the Option Plan, participants are granted options if Company-wide and profit center operating goals are met. The Compensation Committee establishes these goals at the beginning of the year. The 1994 Stock Option Plan Committee also believes that option plans with broad based participation are most effective. The 1994 Stock Option Plan Committee determines each year the employees who are eligible to participate in the Option Plan, based on job responsibilities and contributions made to the Company. At present, over one quarter of the Company's salaried employees participate in the Option Plan. The 1994 Stock Option Plan Committee determines the number of options to be granted under the Option Plan. In determining the potential grants, the 1994 Stock Option Plan Committee considers previous stock and option awards, current options owned, job responsibilities and contributions to the Company. These same considerations apply to option grants to the Chief Executive Officer and other executive officers. Because of the responsibilities of the Chief Executive Officer and the other executive officers, their stock option grants are higher than those of other participants who also achieve their goals.

     In 1995, the Company adopted the Independent Director Plan to give the outside members of the Board of Directors an opportunity to buy shares of Common Stock of the Company. The Independent Director Plan is administered by the Board of Directors (as its manager and not as its trustee) and determines which persons are eligible to be granted options. The Board of Directors believes this kind of option plan is most effective if options are granted to outside directors on an objective basis. Therefore, the Board of Directors determines the number of shares subject to options that they believe will be an appropriate incentive to be granted when an outside director becomes a member of the Board of Directors and if Company-wide operating goals, established by the Compensation Committee at the beginning of the year, are met. These operating goals were met in 1998 and accordingly, an option to purchase 500 shares was committed to be granted to each outside director.

                                                1994 Stock
         Compensation Committee           Option Plan Committee
      ----------------------------     ---------------------------

      Barclay Simpson, Chair           Sunne Wright McPeak, Chair
      Sunne Wright McPeak              Barry Lawson Williams
      Barry Lawson Williams

COMPANY STOCK PRICE PERFORMANCE

     The graph below compares the cumulative total shareholder return on the Company's Common Stock from May 31, 1994, through December 31, 1998, with the cumulative total return on the S & P 500 Index and the Dow Jones Building Materials Index over the same period (assuming the investment of $100 in the Company's Common Stock and in each of the indices on May 31, 1994, and reinvestment of all dividends).

                       SIMPSON MANUFACTURING CO., INC.
                    Comparison of Cumulative Total Return
                     May 31, 1994, to December 31, 1998


                                           Dow Jones
              Simpson                      Building
           Manufacturing    S & P 500      Materials
             Co., Inc.        Index         Index
           -------------  -------------  -------------
May-1994            $100           $100           $100
Dec-1994              89            102             95
Dec-1995             111            141            130
Dec-1996             190            173            155
Dec-1997             275            231            189
Dec-1998             309            296            219



The Company's initial public offering commenced on May 26, 1994. Data is shown beginning May 31, 1994, because data for cumulative returns on the S & P 500 Index and the Dow Jones Building Materials Index are available only at month end.

Historical returns are not necessarily indicative of future performance.

                               OTHER BUSINESS

     The Board of Directors does not presently intend to bring any other business before the Meeting and, so far as is known to the Board of Directors, no matters are to be brought before the Meeting except as specified in the notice of the Meeting. As to any business that may properly come before the Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

DISCLAIMER REGARDING INCORPORATION BY REFERENCE OF THE REPORT OF THE COMPENSATION COMMITTEE AND THE STOCK PRICE PERFORMANCE GRAPH

     THE INFORMATION SHOWN IN THE SECTIONS ENTITLED "REPORT OF THE COMPENSATION COMMITTEE, THE 1994 STOCK OPTION PLAN COMMITTEE AND BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION" AND "COMPANY STOCK PRICE PERFORMANCE" SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY INCORPORATES THIS INFORMATION BY SPECIFIC REFERENCE, AND SUCH INFORMATION SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

SHAREHOLDER PROPOSALS

     Shareholder proposals for inclusion in the proxy statement and form of proxy relating to the Company's 2000 Annual Meeting of Shareholders must be received by the Company a reasonable time before the Company's solicitation is made, and in any event not later than December 14, 1999.

BY ORDER OF THE BOARD



Stephen B. Lamson
Secretary

TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. YOUR PROXY CAN BE REVOKED BY YOU AT ANY TIME BEFORE IT IS VOTED.

                                  ANNEX A
                                  -------

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of _________, 1999, by and between Simpson Manufacturing Co., Inc., a California corporation (the "California Company") and Simpson Manufacturing Co., Inc., a Delaware corporation (the "Delaware Company"),

                              W I T N E S E T H:

     WHEREAS, the California Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of California and, on the date of this Agreement, has authority to issue twenty-five million (25,000,000) shares, including twenty million (20,000,000) shares of common stock, no par value ("California Common Stock"), and five million (5,000,000) shares of preferred stock, no par value ("California Preferred Stock"); and

     WHEREAS, on the date of this Agreement the California Company had issued and outstanding: 11,579,957 shares of California Common Stock and no shares of California Preferred Stock; and

     WHEREAS, the Delaware Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and, on the date of this Agreement, has authority to issue twenty-five million (25,000,000) shares, including twenty million (20,000,000) share of common stock, $.01 par value per share ("Delaware Common Stock"), and five million shares of preferred stock, $.01 par value per share ("Delaware Preferred Stock"); and

     WHEREAS, the Delaware Company currently has one hundred (100) shares of its common stock issued and outstanding, all of which are owned by the California Company, and no shares of its preferred stock issued and outstanding; and

     WHEREAS, the respective Boards of Directors of the California Company and the Delaware Company have determined that it is advisable and in the best interests of each such corporation that the California Company be merged with and into the Delaware Company upon the terms and subject to the conditions provided in this Agreement for the purpose of effecting a reincorporation of the California Company in the State of Delaware and have, by resolutions duly adopted, approved this Agreement and directed that it be submitted to a vote of their respective shareholders and executed by the undersigned officers;

     NOW THEREFORE, the parties agree as follows:

                                  ARTICLE 1

                                 Definitions

     When used in this Agreement (and any Exhibit in which such terms are not otherwise defined) the following terms shall have the following meanings, respectively:

     1.1 "California Law" shall mean the California Corporations Code as currently in effect on the date of this Agreement.

     1.2. "Delaware Law" shall mean the Delaware General Corporation Law as currently in effect on the date of this Agreement.

     1.3 "Effective Time" shall mean the date and time when the Merger shall have become effective, in accordance with Section 2.2.

     1.4 "Merger" shall mean the merger of the California Company with and into the Delaware Company.

     1.5 "Surviving Corporation" shall mean the Delaware Company from and after the Effective Time.

                                  ARTICLE 2

                                   Merger

     2.1 Filings and Effectiveness. The Merger shall become effective when the following actions shall have been completed:

          (i) This Agreement and the Merger shall have been adopted and approved by the sole stockholder of the Delaware Company and the shareholders of the California Company;

          (ii) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

          (iii) An executed Certificate of Merger shall have been filed with the Secretary of State of the State of Delaware; and

          (iv) An executed counterpart of this Agreement, along with a certificate of a duly authorized officer of both the California Company and the Delaware Company, each meeting the requirements of California Law, shall have been submitted for filing with the Secretary of State of the State of California.

     2.2 Merger. The Merger shall become effective for all purposes of Delaware law when proper documentation has been filed with the Secretary of State of the State of Delaware in accordance with Section 2.1. The Merger shall become effective for purposes of California law as of the time the Merger becomes effective in Delaware, once proper documentation has been filed with the Secretary of State of the State of California in accordance with Section 2.1. When the Merger becomes effective, the California Company shall merge with and into the Delaware Company, the separate existence of the California Company shall cease, and the Delaware Company shall continue in existence under Delaware Law.

     2.3  Effects.  At the Effective Time:

          (i) the California Company shall be merged with and into the Delaware Company and the separate existence of the California Company shall cease;

          (ii) the Certificate of Incorporation of the Delaware Company in effect at the Effective Time shall continue as the Certificate of Incorporation of the Surviving Corporation;

          (iii) the Bylaws of the Delaware Company in effect at the Effective Time shall continue as the Bylaws of the Surviving
     Corporation;

          (iv) each director of the California Company immediately prior to the Effective Time shall become a director of the Surviving
     Corporation, each to serve in such class, and for such term, as shall be indicated in the proxy statement to be submitted to the shareholders of the California Company in connection with the 1999 annual meeting of shareholders of the California Company;

          (v) each officer of the Delaware Company in office immediately prior to the Effective Time shall remain as an officer in the same capacity of the Surviving Corporation;

          (vi) each share of California Common Stock outstanding immediately prior to the Effective Time shall be converted into one share of Delaware Common Stock pursuant to Article 3 below, with an amount equal to the par value of the Delaware Common Stock to be allocated to the stated capital account of the Delaware Company, and all amounts in excess of such amount shown on the books of the California Company to be allocated to retained earnings or the capital surplus account, in accordance with good accounting practice;

          (vii) without further transfer, act or deed, the separate existence of the California Company shall cease and the Surviving Corporation shall possess all of the rights, privileges, powers and franchises of a public as well as of a private nature, and shall be subject to all the restrictions, disabilities and duties of the California Company; and each and all of the rights, privileges, powers and franchises of the California Company, and all property, real, personal and mixed, and all debts due to the California Company on whatever account, stock subscriptions and other things in action or belonging to the California Company shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and each and every other interest of the California Company shall be thereafter as effectually the property of the Surviving Corporation as they were of the California Company, and the title to any real estate vested by deed or otherwise, under the laws of the State of Delaware, in the California Company shall not revert or be in any way impaired by reason of the Merger; and all rights of creditors of the California Company and all liens upon any property of the California Company shall be preserved unimpaired and all debts, liabilities and duties of the California Company shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.

     2.4 Further Assurances. The California Company agrees that if, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances are necessary or desirable to vest, perfect or confirm in the Surviving Corporation title to any property or rights of the California Company, the Surviving Corporation and its proper officers and directors may execute and deliver all such proper deeds, assignments and assurances and do all other things necessary or desirable to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, in the name of the California Company or otherwise.

                                  ARTICLE 3

                             Conversion of Shares

     3.1  Conversion of Shares.  At the Effective Time:

          (i) each share of California Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of Delaware Common Stock; and

          (ii) each share of Delaware Common Stock issued and outstanding immediately prior to the Effective Time shall be canceled and retired and no shares shall be issued in the Merger in respect thereof.

     3.2 Stock Certificates. At and after the Effective Time, all of the outstanding certificates which immediately prior to the Effective Time represent shares of California Common Stock shall be deemed for all purposes to evidence ownership of, and to represent, the shares of Delaware Common Stock into which the shares of California Common Stock formerly represented by such certificates have been converted as provided in this Agreement. The registered owner on the books and records of the Delaware Company or its transfer agents of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to the Delaware Company or its transfer agents, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividends and other distributions upon, the shares of Delaware Common Stock evidenced by such outstanding certificate as above provided.

     3.3 Stock Options. Each right or option to purchase shares of California Common Stock granted under the 1994 Employee Stock Bonus Plan, the 1994 Stock Option Plan, the 1995 Independent Director Stock Option Plan or the Employee Stock Purchase Plan (collectively, the "Plans") of the California Company or granted irrespective and not in connection with either of the Plans, which is outstanding immediately prior to the Effective Time, shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become an option to purchase the same number of shares of Delaware Common Stock at the same option price per share, and upon the same terms and subject to the same conditions as set forth in the Plans, as in effect at the Effective Time. The same number of shares of Delaware Common Stock shall be reserved for purposes of the Plans as is equal to the number of shares of California Common Stock so reserved as of the Effective Time. As of the Effective Time, the Delaware Company hereby assumes the Plans and any and all obligations of the California Company under such Plans, including the outstanding options granted pursuant to the Plans.

     3.4 Validity of Delaware Common Stock. All shares of Delaware Common Stock into which California Common Stock is to be converted pursuant to the Merger shall not be subject to any statutory or contractual preemptive rights, shall be validly issued, fully paid and nonassessable and shall be issued in full satisfaction of all rights pertaining to such California Common Stock.

     3.5 Rights of Former Holders. From and after the Effective Time, no holder of certificates which evidenced California Common Stock immediately prior to the Effective Time shall have any rights with respect to the shares formerly evidenced by those certificates, other than to receive the shares of Delaware Common Stock into which such California Common Stock shall have been converted pursuant to the Merger.

                                  ARTICLE 4

                Covenants To Be Performed Prior to Closing Date

     4.1 Consents. Each of the California Company and the Delaware Company shall use its best efforts to obtain the consent and approval of each person (other than shareholders of the California Company in their capacities as such) whose consent or approval shall be required in order to permit consummation of the Merger.

     4.2 Governmental Authorizations. Each of the California Company and the Delaware Company shall cooperate in filing any necessary reports or other documents with any federal, state, local or foreign authorities having jurisdiction with respect to the Merger.

                                  ARTICLE 5

                                 Conditions

     5.1 Conditions to Obligations of the California Company and the Delaware Company. The obligations of the California Company and the Delaware Company to consummate the Merger are subject to satisfaction of the following conditions:

          5.1.1 Authorization. The holders of a majority of the California Common Stock shall have approved and adopted this Agreement and the Merger in accordance with California Law. All necessary action shall have been taken to authorize the execution, delivery and performance of this Agreement by the California Company and the Delaware Company. The California Company and the Delaware Company shall have full power and authority to consummate the Merger.

          5.1.2 Consents and Approvals. All authorizations, consents and approvals (contractual or otherwise) of any state, federal, local or foreign government agency, regulatory body or official or any person (other than the California Company or the Delaware Company) necessary for the valid consummation of the Merger in accordance with this Agreement shall have been obtained and shall be in full force and effect.

                                  ARTICLE 6

                                Miscellaneous

     6.1 Waiver and Amendment. This Agreement may be amended by action of the respective Boards of Directors of the California Company and the Delaware Company without action by the respective shareholders and stockholder of the parties, except that (i) any amendments to Section 3.1,
(ii) any amendment changing the terms, rights, powers or preferences of Delaware Common Stock or Delaware Preferred Stock, or (iii) any amendment altering any terms of this Agreement if such alteration would adversely affect the holders of any class or series of the capital stock of the California Company or the Delaware Company must be approved by the holders of a majority of the California Common Stock.

     6.2 Termination. This Agreement may be terminated and the Merger and other transactions provided for by this Agreement abandoned at any time prior to the Effective Time, whether before or after adoption and approval of this Agreement by the shareholders of the California Company, by action of the Board of Directors of the California Company if the Board determines that the consummation of the transactions contemplated by this Agreement would not, for any reason, be in the best interests of the California Company and its shareholders.

     6.3 Entire Agreement. This Agreement contains the entire agreement among the parties with respect to the Merger and supersedes all prior and concurrent arrangements, letters of intent or understandings relating to the Merger.

     6.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which when taken together shall constitute one and the same agreement. This Agreement shall become effective when one or more counterparts has been signed by each of the parties and delivered to each of the parties.

     6.5 Headings. The article, section and paragraph headings in this Agreement are intended principally for convenience and shall not, by themselves, determine rights and obligations of the parties to this Agreement.

     6.6 No Waiver. No waiver by any part of any condition, or the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other term or covenant contained in this Agreement.

     6.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, and so far as applicable, the merger provisions of the California General Corporations Code.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.



                                     SIMPSON MANUFACTURING CO., INC.,
                                     a California corporation


                                By:  ---------------------------------------
                                               Thomas J Fitzmyers
                                      President and Chief Executive Officer


                                By:  ---------------------------------------
                                               Stephen B. Lamson
                                            Chief Financial Officer,
                                            Secretary and Treasurer


                                SIMPSON MANUFACTURING CO., INC.,
                                a Delaware corporation


                                By:  ---------------------------------------
                                               Thomas J Fitzmyers
                                      President and Chief Executive Officer


                                By:  ---------------------------------------
                                               Stephen B. Lamson
                                            Chief Financial Officer,
                                            Secretary and Treasurer

                                   ANNEX B
                                   -------

                        CERTIFICATE OF INCORPORATION

                                     OF

                       SIMPSON MANUFACTURING CO., INC.


                                 ARTICLE I

     The name of the corporation (the "Corporation") is:

                       SIMPSON MANUFACTURING CO., INC.

                                 ARTICLE II

     The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                 ARTICLE III

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                 ARTICLE IV

     1. The total number of shares of all classes of stock which the Corporation shall have authority to issue is twenty-five million (25,000,000), of which five million (5,000,000) shares shall be Preferred Stock of the par value of one cent per share ($0.01), and twenty million (20,000,000) shares shall be Common Stock of the par value of one cent per share ($0.01).

     2. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article IV, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and the qualifications, limitations and restrictions thereof.

          The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

          (a) the number of shares constituting that series and the distinctive designation of that series;

          (b) the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

          (c) whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

          (d) whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

          (e) whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

          (f) whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

          (g) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

          (h) any other relative rights, preferences and limitations of that series.

     3. In furtherance of the foregoing authority and not in limitation of it, the Board of Directors is expressly authorized, in the resolution or resolutions providing for the issue of a series of Preferred Stock,

          (a) to subject the shares of such series, without the consent of the holders of such shares, to being converted into or exchanged for shares of another class or classes of stock of the Corporation, or to being redeemed for cash, property or rights, including securities, all on such conditions and on such terms as may be stated in such resolution or resolutions, and

          (b) to make any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of the shares of the series dependent upon facts ascertainable outside this Certificate of Incorporation.

     4. Whenever the Board of Directors shall have adopted a resolution or resolutions to provide for

          (a)  the issue of a series of Preferred Stock,

          (b) a change in the number of authorized shares of a series of Preferred Stock, or

          (c) the elimination from this Certificate of Incorporation of all references to a previously authorized series of Preferred Stock by stating that none of the authorized shares of a series of Preferred Stock are outstanding and that none will be issued, the officers of the Corporation shall cause a certificate, setting forth a copy of such resolution or resolutions and, if applicable, the number of shares of stock of such series, to be executed, acknowledged, filed and recorded, in order that the certificate may become effective in accordance with the provisions of the General Corporation Law of the State of Delaware, as from time to time amended. When any such certificate becomes effective, it shall have the effect of amending this Certificate of Incorporation, and wherever such term is used in this Certificate of Incorporation, it shall be deemed to include the effect of the provisions of any such certificate.

     5. Any holder of shares of Common Stock, or of shares of any series of Preferred Stock which is entitled to vote with the holders of Common Stock in the election of directors of the Corporation, shall be entitled at all elections of directors to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected, and such holder may cast all of such votes for a single candidate or may distribute them among the number to be voted for, or for any two or more of them as he may see fit. However, no stockholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of votes which such stockholder normally is entitled to cast) unless such candidate or candidates' names have been placed in nomination prior to the meeting in accordance with the Bylaws of the Corporation, and the stockholder has given notice of the stockholder's intention to cumulate his votes in accordance with the Bylaws of the Corporation. If any one stockholder has given such notice, all stockholders may cumulate their votes for any candidate duly nominated in accordance with the procedure as set forth in the Bylaws.

                                 ARTICLE V

     1. The authorized number of directors of the Corporation shall be fixed from time to time by resolution of the Board of Directors.

     2. The Board of Directors (other than those directors elected by the holders of any series of Preferred Stock voting separately from the holders of Common Stock in any election of directors, as may be provided for or fixed pursuant to the provisions of Article IV of this Certificate of Incorporation) shall be divided into three classes, designated Class I, Class II, and Class III, as nearly equal in number as possible, and the term of office of directors of one class shall expire at each annual meeting of stockholders, and in all cases as to each director until his successor shall be elected and shall qualify or until his earlier resignation, removal from office, death or incapacity. Additional directorships resulting from an increase in number of directors shall be apportioned among the classes as equally as possible. One class of directors shall be initially elected for a term expiring at the annual meeting of stockholders to be held in the year 2000, another class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in the year 2001, and another class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in the year 2002. At each succeeding annual meeting of stockholders, a number of directors equal to the number of directors of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting of stockholders after their election.

     3. Except as otherwise provided for or fixed pursuant to the provisions of Article IV of this Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock to elect additional directors, and subject to the provisions hereof, newly-created directorships resulting from any increase in the authorized number of directors, and any vacancies on the Board resulting from death, resignation, disqualification, removal, or other cause, may be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or in which the vacancy occurred, and until such director's successor shall have been duly elected and qualified, subject to his earlier death, resignation or removal. Subject to the provisions of this Certificate of Incorporation, no decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

                                 ARTICLE VI

     The Board of Directors is expressly authorized to make and alter the Bylaws of the Corporation, without any action on the part of the stockholders.

                                 ARTICLE VII

     Any action which may be taken by stockholders of the Corporation at an annual or special meeting and which requires the approval of at least a majority of

          (a) the voting power of the securities of the Corporation present at such meeting and entitled to vote on such action, or

          (b) the shares of the Common Stock of the Corporation present at such meeting,

may not be effected except at such an annual or special meeting by the vote required for the taking of such action. The power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

                                 ARTICLE VIII

     A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

                                 ARTICLE IX

     The Corporation is authorized to indemnify the directors and officers of the Corporation to the fullest extent permissible under Delaware Law. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director or officer of the Corporation hereunder in respect of any act of omission occurring prior to the time of such amendment, modification or repeal.

                                 ARTICLE X

     The name and mailing address of the incorporator is:

          Stephen B. Lamson
          Simpson Manufacturing Co., Inc.
          4637 Chabot Drive, Suite 200
          Pleasanton, CA 94588

      IN WITNESS WHEREOF the incorporator has signed this certificate as of this 23rd day of February, 1999.


                                    By     /s/Stephen B. Lamson
                                           ----------------------------

                                    Name:  Stephen B. Lamson
                                           ----------------------------

                                  ANNEX C
                                  -------


                                   BYLAWS

                                     OF

                      SIMPSON MANUFACTURING CO., INC.



                                 ARTICLE I

Registered Office

          The initial registered office of the Corporation in Delaware shall be The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801.

Additional Offices

          The Corporation may also have offices at such other places, either within or without the State of Delaware, as the Board of Directors (the "Board") may from time to time designate or the business of the Corporation may require.

                                 ARTICLE II

                                Stockholders

Section 1.  Place of Meetings.

            Meetings of the stockholders may be held at any place within or without the State of Delaware which may be designated by the Board of Directors. In the absence of any such designation, stockholders' meetings shall be held at the principal executive office of the Corporation in California.

Section 2.  Annual Meeting.

            The annual meeting of the stockholders shall be held at a place and time designated by the Board of Directors. At each such annual meeting, the stockholders shall elect the successors to the class of directors whose term expires at such meeting, and any other business properly brought before the meeting, in accordance with the provisions of the Certificate of Incorporation and these Bylaws, may be transacted.

Section 3.  Special Meetings.

            Special meetings of the stockholders for any purpose or purposes may be called at any time by the Board of Directors.

Section 4.  Notice of Meetings.

            Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote thereat. Such notice shall state the place, date and hour of the meeting. In the case of a special meeting, such notice shall specify the general nature of the business to be transacted and no other business may be transacted at such meeting. In the case of the annual meeting, the notice shall specify those matters which the Board of Directors, at the time of the mailing of the notice, intends to present for action by the stockholders. The notice of any meeting at which directors are to be elected shall include the names of the nominees intended at the time of the notice to be presented by the Board for election. Any such notice shall also state any other matters required by statute.

            Notice of a stockholders' meeting or any report shall be given either personally or by mail or other means of written communication (which includes, without limitation and wherever used in these Bylaws, telegraphic and facsimile communication), postage or fees prepaid, addressed to each stockholder at the address of such stockholder appearing on the books of the Corporation or given by such stockholder to the Corporation for the purpose of notice, or, if no such address appears or is given, at the place where the principal executive office of the Corporation is located, if any, or, if none, at the place where the principal business office of the Corporation is located, or by publication at least once in a newspaper of general circulation in the county in which such office is located. The notice or report shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication. If any notice or report addressed to a stockholder at the address of such stockholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to such stockholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing, until such stockholder shall have notified the Corporation in writing of such stockholder's address for the purpose of notice, if the same shall be available for such stockholder on written demand at such office for a period of one year from the date of the giving of the notice or report to all other stockholders.

            When a stockholders' meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than forty-five days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.

Section 5.  Advance Notice of Stockholder Business and Stockholder Nominees.

            At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. Commencing with the annual meeting in the year 2000, to be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 75 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 85 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 5. The Chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this
Section 5, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

            Commencing with the annual meeting in the year 2000, only persons who are nominated in accordance with the procedures set forth in this Section 5 shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 5. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 75 days nor more than 90 days prior to the meeting provided, however, that in the event that less than 85 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposed to nominate for election or re-election a Director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such persons' written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section 5. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

Section 6.  Quorum.

            The presence of holders of the shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote at any meeting, represented in person or by proxy, shall be necessary and sufficient to constitute a quorum. If a quorum is present, the affirmative vote of the majority of the votes entitled to be cast at such meeting, or such greater number of votes as may be required by these Bylaws or the Certificate of Incorporation (which shares voting affirmatively also constitute at least a majority of the required quorum), shall be the act of the stockholders.

            The stockholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

            In the absence of a quorum, any meeting of stockholders may be adjourned from time to time by a majority of the votes entitled to be cast at such meeting represented either in person or by proxy.

Section 7.  Voting Rights.

            Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of stockholders. Any holder of shares entitled to vote on any matter, other than elections to office, may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if any stockholder fails to specify the number of shares such stockholder is voting affirmatively, it will be conclusively presumed that such stockholder's approving vote is with respect to all shares such stockholder is entitled to vote.

            Every person entitled to vote shares may authorize another person or persons to act by proxy with respect to such shares. No proxy shall be valid after the expiration of one year from the date thereof unless otherwise provided in the proxy. A proxy shall be irrevocable if it states that it is irrevocable and if and only so long as, it is coupled with an interest sufficient in law to support an irrevocable proxy. Subject to the foregoing and to the express terms and conditions of any proxy, every proxy shall continue in full force and effect until revoked by the person executing it, which revocation must be prior to the vote. Such revocation may be effected by a writing delivered to the Corporation stating that the proxy is revoked or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting or, as to any meeting, by attendance at such meeting and voting in person by the person executing the proxy. A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of such death or incapacity is received by the Corporation.

            In any election of Directors, any form of proxy in which the Directors to be voted on are named therein as candidates and which is marked by a stockholder "withhold," or otherwise marked in a manner indicating that the authority to vote for the election of Directors is withheld, shall not be voted for the election of a Director.

            Every stockholder entitled to vote at any election of directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such stockholder's shares are normally entitled, or distribute such stockholder's votes on the same principle among as many candidates as such stockholder thinks fit; provided, that no stockholder shall be entitled so to cumulate votes or cast for any candidate a number of votes greater than the number of votes which such stockholder normally is entitled to cast unless such candidate's or candidates' name(s) have been placed in nomination in accordance with these Bylaws and such stockholder has given notice in writing to the Secretary of the Corporation of his intention to cumulate his votes not less than 65 days prior to the meeting. If proper notice of an intent to cumulate votes has been received by the Secretary and not withdrawn by the stockholder by the sixtieth (60th) day preceding the meeting date, the Corporation shall so indicate in the notice of meeting sent to all stockholders pursuant to Section 4 of this
Article II. If any one stockholder has given such notice, all stockholders may cumulate their votes for any candidate duly nominated in accordance with these Bylaws. In any election of directors, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected; votes against the directors and votes withheld shall have no legal effect.

Section 8.  Determination of Stockholders of Record.

            So that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; and (2) in the case of any other action, shall not be more than sixty days prior to such other action.

            If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.
The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto, or the sixtieth day prior to the date of such other action, whichever is later.

            A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, but the Board of Directors shall fix a new record date if the meeting is adjourned for more than forty-five days from the date set for the original meeting.

            Stockholders at the close of business on the record date are entitled to notice and to vote or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided in the Certificate of Incorporation or by agreement.

                                 ARTICLE III

                              Board of Directors

Section 1.  Powers and Duties.

            Subject to the Delaware General Corporations Law and any limitations in the Certificate of Incorporation and these Bylaws as to action to be authorized or approved by the stockholders, the business affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

            A director shall perform the duties of a director, including duties as a member of any committee of the Board of Directors on which a director may serve, in good faith, in a manner such director believes to be in the best interests of the Corporation and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances.

Section 2.  Number.

            The authorized number of directors shall be fixed from time to time by resolution of the Board of Directors, approved by at least a majority of the Directors then in office.

Section 3.  Election and Term.

            The Board of Directors (other than those directors elected by the holders of any series of Preferred Stock voting separately from the holders of Common Stock in any election of Directors, as may be provided for or fixed pursuant to the Certificate of Incorporation) shall be divided into three classes, designated Class I, Class II, and Class III, as nearly equal in number as possible, and the term of office of directors of one class shall expire at each annual meeting of stockholders, and in all cases as to each director until his successor shall be elected or until his earlier resignation, removal from office, death or incapacity. Additional directorships resulting from an increase in number of directors shall be apportioned among the classes as equally as possible. One class of directors shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2000, another class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2001, and another class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2002. At each succeeding annual meeting of stockholders, a number of directors equal to the number of directors of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting of stockholders after their election. Directors, including directors elected to fill vacancies, shall be elected by the holders of shares empowered to vote therefor pursuant to the provisions of the Delaware General Corporations Code and the Certificate of Incorporation.

Section 4.  Vacancies.

            A vacancy or vacancies in the Board of Directors shall be deemed to exist in the event of the death, resignation or removal of any director or in the event of an increase in the authorized number of directors.

            Unless otherwise provided in the Certificate of Incorporation or these Bylaws and except for a vacancy created by the removal of a director, vacancies on the Board of Directors may be filled by a majority of the Directors then in office, whether or not less than a quorum, or by a sole remaining director.

Section 5.  Removal of Directors.

            Directors may not be removed, except for cause.

Section 6.  Meetings.

            Immediately following each annual meeting of the stockholders, a regular meeting of the Board of Directors of the Corporation shall be held at the place of said annual meeting or such other place as shall have been designated by the Board of Directors for the purpose of organization, appointment of officers and the transaction of other business. Other regular meetings of the Board of Directors shall be held without call on such date and time and in such place, within or without the State of Delaware as may be fixed by the Board of Directors; provided, however, that should any such day fall on a legal holiday, then said meeting shall be held at the same time on the next day thereafter ensuing which is not a legal holiday. No notice of regular meetings of the Board of Directors need be given; provided, that notice of any change in the time or place of any such regular meeting shall be given to all of the Directors in the same manner as notice for special meetings of the Board of Directors.

            Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board or President or, if both the Chairman of the Board and the President are absent or are unable or refuse to act, by any Vice President or by any two directors. Notice of the time and place of special meetings shall be delivered personally or by telephone to each Director or sent by first-class mail or telegram or facsimile transmission, charges prepaid, addressed to such Director's address as it appears on the records of the Corporation or, if it is not so shown on the records and is not readily ascertainable, at the place at which the meetings of the Directors are regularly held. In case such notice is mailed, it shall be deposited in the United States mail at least four days prior to the time of the holding of the meeting. In case such notice is telegraphed or sent by facsimile transmission, it shall be delivered to a common carrier for transmission to the Director or actually transmitted by the person giving the notice by electronic means to the Director at least forty-eight hours prior to the time of the holding of the meeting. In case such notice is delivered personally or by telephone as above provided, it shall be so delivered at least twenty-four hours prior to the time of the holding of the meeting. Any notice given personally or by telephone may be communicated either to the Director or to a person at the office of the Director whom the person giving the notice has reason to believe will promptly communicate it to the Director. Such deposit in the mail, delivery to a common carrier, transmission by electronic means or delivery, personally or by telephone, as above provided, shall be due, legal and personal notice to such Director. The notice need not specify the place of the meeting if the meeting is to be held at the principal executive office of the Corporation, if any, or, if none, at the principal business office of the Corporation in California, and need not specify the purpose of the meeting.

            Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

            A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than twenty-four hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the Directors who were not present at the time of the adjournment.

            Meetings of the Board of Directors may be held at any place within or without the state which has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, designated in the Bylaws or by resolution of the Board of Directors.

            Members of the Board of Directors may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting pursuant to this section constitutes presence in person at such meeting.

Section 7.  Quorum.

            A majority of the authorized number of directors constitutes a quorum of the Board of Directors for the transaction of business.

            Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present is the act of the Board of Directors, unless otherwise provided by law or unless a greater number be required by the Certificate of Incorporation or these Bylaws. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

Section 8.  Action Without a Meeting.

            Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors.

Section 9.  Fees and Compensation.

            Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the Board of Directors.

Section 10.  Committees.

            The provisions of this Article III shall also apply, with necessary changes in points of detail, to committees of the Board of Directors, if any, and to actions by such committees (except that special meetings of a committee may be called at any time by any two members of the committee), unless otherwise provided by these Bylaws or by the resolution of the Board of Directors designating such committees. For such purpose, references to "the Board of Directors" shall be deemed to refer to each such committee and references to "Directors" and "members of the Board" shall be deemed to refer to members of the committee. Committees of the Board of Directors may be designated and shall be subject to limitations on their authority as provided in section 141 of the Delaware General Corporations Law.

                                 ARTICLE IV

                                  Officers

Section 1.  Designation of Officers.

            The Board of Directors shall appoint the officers of the Corporation, including the Chairman of the Board or the President or both, the Secretary, and the Chief Financial Officer. The Corporation may also have such other officers as may be appointed by the Board of Directors with such titles and duties as may be determined by the Board of Directors and as may be necessary to enable it to sign instruments and share certificates.
If the Board shall name one or more persons as Vice Presidents, the order of their seniority shall be in the order of their appointment, unless otherwise specified by the Board of Directors. Any number of offices may be held by the same person. All officers of the Corporation shall hold office from the date appointed to the date of the next succeeding regular meeting of the Board of Directors following the meeting of stockholders at which the Board of Directors is elected and until their successors are appointed; provided, that any officers may be removed at any time with or without cause by the Board of Directors. On the removal, resignation, death or incapacity of any officer, the Board of Directors may declare such office vacant and fill such vacancy. Any officer may resign at any time on written notice to the Corporation without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party. The salary and other compensation of the officers shall be fixed from time to time by resolution of the Board of Directors.

Section 2.  Chairman of the Board.

            The Chairman of the Board shall, when present, preside at all meetings of the Board of Directors, shall preside at all meetings of the stockholders, shall have authority to execute in the name of the Corporation bonds, contracts, deeds, leases and other written instruments to be executed by the Corporation (except where by law the signature of another officer is required) and shall perform such other duties as the Board of Directors may prescribe from time to time.

Section 3.  President.

            Subject to the control of the Board of Directors and to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, the President shall be the general manager and chief executive officer of the Corporation, shall have general supervision, direction and control of the business and officers of the Corporation and shall perform all the duties customarily incident to that office. In the absence of the Chairman of the Board or if there be no Chairman of the Board, the President shall preside at all meetings of the Board of Directors and of the stockholders and shall perform the duties of and may exercise all other authority otherwise given to the Chairman of the Board, and shall perform such other duties as the Board of Directors may prescribe from time to time.

Section 4.  Vice Presidents.

            If the Board of Directors shall appoint one or more Vice Presidents, the Vice Presidents, in the order of their seniority, may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. The Vice Presidents shall have such titles, perform such other duties, and have such other powers as the Board of Directors may prescribe from time to time.

Section 5.  Secretary.

            The Secretary shall attend all meetings of the stockholders, the Board of Directors and any committee appointed pursuant to section 9 of
Article III of these Bylaws and shall keep or cause to be kept at the principal executive office or such other place as the Board of Directors may order, a minute book of all such meetings, containing all acts and proceedings thereof, the time and place of holding thereof, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors' or committee meetings and the number of shares present or represented at stockholders, meetings. The Secretary shall give notice, in conformity with these Bylaws, of all meetings of the stockholders, the Board of Directors or any such committee requiring notice. The Secretary shall keep or cause to be kept at the principal executive office, if any, or, if none, the principal business office in California, or at the office of the Corporation's transfer agent a share register or a duplicate share register showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for same, and the number and date of cancellation of every certificate surrendered for cancellation. The Secretary shall perform such other duties and have such other powers as the Board of Directors may prescribe from time to time. The President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary and each Assistant Secretary shall perform such other duties and have such other powers as the Board of Directors may prescribe from time to time.

Section 6.  Chief Financial Officer.

            The Chief Financial Officer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner, and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors. The Chief Financial Officer, subject to the direction of the Board of Directors, shall have the custody of all funds and securities of the Corporation. The Chief Financial officer shall perform all other duties customarily incident to that office and shall perform such other duties and have such other powers as the Board of Directors may prescribe from time to time. The President may direct any Deputy Financial Officer to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer and each Deputy Financial Officer shall perform such other duties and have such other powers as the Board of Directors may prescribe from time to time.

                                 ARTICLE V

             Execution of Corporate Instruments and Exercise of
              Rights Under Securities Owned by the Corporation

Section 1.  Execution of Corporate Instruments.

            The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers or other person or persons to execute any corporate instrument or document, or to sign the corporate name without limitation, except where otherwise provided by law, and such execution or signature shall bind the Corporation.

            Unless otherwise required by law, any note, mortgage, evidence of indebtedness, contract, share certificate, conveyance or other instrument in writing, and any assignment or endorsement thereof, executed or entered into between the Corporation and any other person, when signed by the Chairman of the Board, the President or any Vice President and the Secretary, any Assistant Secretary, the Chief Financial Officer or any Deputy Financial Officer of the Corporation, is not invalidated as to the Corporation by any lack of authority of the signing officers in the absence of actual knowledge on the part of the other person that the signing officers had no authority to execute the same.

            All checks and drafts drawn on banks or other depositories of funds to the credit of the Corporation, or in special accounts of the Corporation, shall be signed by such person or persons as the Board of Directors shall authorize so to do.

Section 2.  Securities Owned by Corporation.

            All securities of other corporations or other entities owned or held by the Corporation for itself, or for other parties in any capacity, shall be voted, all proxies and other powers with respect thereto shall be executed, and all rights appurtenant or pursuant thereto shall be exercised on behalf of the Corporation by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman of the Board, the President or any Vice President.

                                 ARTICLE VI

                               Shares of Stock

Section 1.  Form of Certificates.

            Every holder of shares in the Corporation shall be entitled to have a certificate signed in the name of the Corporation by the Chairman of the Board, the President or a Vice President, and by the Chief Financial Officer, a Deputy Financial officer, the Secretary or any Assistant Secretary, certifying the number and class or series of shares owned by such stockholder. Any or all of the signatures on any such certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the issuance of such certificate by the Corporation shall have the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

            If the shares of the Corporation are classified or if any class of shares is divided into two or more series, any certificate representing such shares shall bear conspicuously on its face, or on the reverse thereof with conspicuous reference thereto on its face, one of the following: (a) a statement of the rights, preferences, privileges and restrictions granted to or imposed on the class or series of shares represented by such certificate and on the holders thereof; (b) a summary of such rights, preferences, privileges and restrictions with reference to the provisions of the Certificate of Incorporation and any Certificate of Determination establishing the same; or (c) a statement setting forth the office or agency of the Corporation from which stockholders may obtain, on request and without charge, a copy of the statement prescribed by clause (a) of this paragraph.

            Each such certificate shall also bear, conspicuously on its face or on the reverse thereof with conspicuous reference thereto on its face, any of the following, to the extent applicable: (a) that the shares are subject to restrictions on transfer; (b) that the shares are assessable or are not fully paid, including, in the case of partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon;
(c) that the shares are subject to a close corporation voting agreement or an irrevocable proxy or restrictions on voting rights contractually imposed by the Corporation; (d) that the shares are redeemable; and (e) that the shares are convertible and the period for conversion.

            When the Certificate of Incorporation is amended in any way affecting the statements contained in certificates representing outstanding shares, or it becomes desirable for any reason, in the discretion of the Board of Directors, to cancel any outstanding certificate representing shares and issue a new certificate therefor conforming to the rights of the holder, the Board of Directors may order any holders of outstanding certificates representing shares to surrender and exchange them for new certificates within a reasonable time to be fixed by the Board of Directors.

Section 2.  Transfer of Shares.

            Shares of stock of the Corporation may be transferred in any manner permitted or provided by law. Before any transfer of stock is entered on the books of the Corporation, or any new certificate issued therefor, the outstanding certificate properly endorsed shall be surrendered and canceled, unless such outstanding certificate has been lost, stolen or destroyed.

Section 3.  Lost Certificates.

            The Corporation shall issue a new certificate representing shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed; provided, that, prior and as a condition to the issuance of such new certificate, the Board of Directors may require the owner of the lost, stolen or destroyed certificate or the owner's legal representative to give the Corporation a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate and may require such owner to furnish to the Corporation such other affidavits, certificates or other documents as the Board of Directors may deem necessary or advisable.

Section 4.  Electronic Securities Recordation.

            Notwithstanding the provisions of sections 1, 2 and 3 of this
Article VI, the Corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates, provided the use of such system by the Corporation is permitted by and in accordance with applicable law.

                                 ARTICLE VII

                                Corporate Seal

            The corporate seal shall consist of a circular die bearing the name of the Corporation and the state and date of its incorporation and shall be kept and used by the Secretary or any Assistant Secretary as the Secretary may direct. If and when authorized by the Board of Directors, a duplicate of the corporate seal may be kept and used by such officer or person as the Board of Directors may designate. Failure to affix the corporate seal does not affect the validity of any instrument of the Corporation.

                                 ARTICLE VIII

                                  Amendments

            New Bylaws may be adopted or these Bylaws may be amended or repealed by the affirmative vote or written consent of a majority of the outstanding shares entitled to vote, except as otherwise provided by law, the Certificate of Incorporation or these Bylaws. Subject to such right of the stockholders to adopt, amend or repeal Bylaws, and except as otherwise provided by law or the Certificate of Incorporation, Bylaws may be adopted, amended or repealed by the Board of Directors.

                                 ARTICLE IX

                         Indemnification of Agents

            The Corporation shall indemnify each Corporate Servant (as hereinafter defined) to the maximum extent that the Corporation is permitted or empowered to do so under section 145 of the Delaware General Corporations Law. In addition, the Corporation shall indemnify any person who is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director or officer of a foreign or a domestic corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation, and the Corporation shall hold such director or officer harmless, from and against any and all claims, liabilities, damages and expenses suffered or incurred by such director or officer as a result of or in connection with any act or omission or transaction of such director or officer in his or her capacity as such director or officer; provided that no such director or officer shall be indemnified by the Corporation for any acts or omissions or transactions from which a director may not be relieved of liability pursuant to the Delaware General Corporations Law, or for any acts, omissions or transactions for which indemnity is expressly prohibited thereby.

            As used in this Article IX, "Corporate Servant" shall mean any natural person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, manager, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other organization or enterprise, nonprofit or otherwise, including an employee benefit plan.

            THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                      SIMPSON MANUFACTURING CO., INC.

The undersigned hereby appoints Barclay Simpson and Thomas J Fitzmyers, and each of them, attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote on behalf of the undersigned all shares of the common stock of Simpson Manufacturing Co., Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 20, 1999, at 1470 Doolittle Drive, San Leandro, California, and at all adjournments thereof, hereby revoking any proxy heretofore given with respect to such common stock, and the undersigned authorizes and instructs said proxies to vote as indicated on the reverse side hereof. The shares represented by this proxy will be voted as directed, or if directions are not indicated, will be voted for the election as directors of some or all of the persons listed on this proxy, in the manner described in the proxy statement. This proxy confers on the proxyholders the power of cumulative voting and the power to vote cumulatively for less than all of the nominees as described in such proxy statement.


(Continued and to be signed on the reverse side)

                                                       THIS IS YOUR PROXY.
                                                   YOUR VOTE IS IMPORTANT.

Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.





     DETACH HERE                                          DETACH HERE
 ..........................................................................
[ X ]  Please mark votes as in this example
Unless otherwise specified, this proxy will be voted for all of the nominees listed below as directors and for proposal 2 and proposal 3, and will be voted in the discretion of the proxies on such other matters as may properly come before the meeting or any adjournment thereof. Such other matters are not related.


1.  Election of Directors to serve for one-year terms

    [ ] FOR all nominees listed below, except as specified (to withhold authority to vote for any individual nominee, line through the nominee's name), or

    [ ] WITHHOLD AUTHORITY to vote for all nominees listed below
        Barclay Simpson, Thomas J Fitzmyers, Stephen B. Lamson, Earl F. Cheit, Peter N. Louras, Sunne Wright McPeak and Barry Lawson Williams

                                               FOR     AGAINST     ABSTAIN
2.  Ratification of appointment of             [ ]       [ ]         [ ]
    PricewaterhouseCoopers LLP as
    independent auditors

3.  Delaware Reincorporation with              [ ]       [ ]         [ ]
    New Charter Provisions:

    A.  Reincorporation under Delaware Law     [ ]       [ ]         [ ]

    B.  Classified Board                       [ ]       [ ]         [ ]

    C.  No Shareholder Activity by Written     [ ]       [ ]         [ ]
        Consent



         (Please sign exactly as name appears, at left, indicating title or representative capacity, where applicable)

PLEASE SIGN, DATE AND MAIL THIS PROXY
TODAY IN THE ENCLOSED ENVELOPE

               Signature:                                 Date:
                          -----------------------------         ----------
               Signature:                                 Date:
                          -----------------------------         ----------